EXHIBIT 4.1
PETROLEUM DEVELOPMENT CORPORATION
as the Company
to
THE BANK OF NEW YORK MELLON
as Trustee
Indenture
Dated as of November 23, 2010
$115,000,000
3.25% Convertible Senior Notes due 2016

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Note:	This table of contents shall not, for any purpose, be deemed to be a part of the Indenture.

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Note:	This table of contents shall not, for any purpose, be deemed to be a part of the Indenture.

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Note:	This table of contents shall not, for any purpose, be deemed to be a part of the Indenture.

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Schedule A
Appendix Provisions Relating to Securities
Exhibit A Form of Security
Exhibit B Form of Notice of Conversion
Exhibit C Form of Fundamental Changes Purchase Notice
Exhibit D Form of Supplemental Indenture to be Delivered by Subsequent Guarantors

Note:	This table of contents shall not, for any purpose, be deemed to be a part of the Indenture.

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INDENTURE, dated as of November 23, 2010, between PETROLEUM DEVELOPMENT CORPORATION, a corporation duly organized and existing under the laws of the State of Nevada (herein called the “Company”), and THE BANK OF NEW YORK MELLON, a New York banking corporation, as trustee (herein called the “Trustee”).
RECITALS OF THE COMPANY
The Company has duly authorized the creation of an issue of 3.25% Convertible Senior Notes due 2016, initially in an aggregate principal amount not to exceed $115,000,000, and the Company has duly authorized the execution and delivery of this Indenture.
All things necessary to make the Securities, when executed by the Company, authenticated and delivered hereunder and duly issued by the Company, the valid and legally binding obligations of the Company, and to make this Indenture a valid and legally binding agreement of the Company, in accordance with its terms, have been done.
NOW, THEREFORE, THIS INDENTURE WITNESSETH:
For and in consideration of the premises and the purchase of the Securities by the Holders (as defined herein) thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:
ARTICLE I
Definitions and Other Provisions of General Application
SECTION 1.01. Definitions. For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:
(a) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;
(b) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;
(c) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP (whether or not such is indicated herein);
(d) unless the context otherwise requires, any reference to an “Article” or a “Section” refers to an Article or Section, as the case may be, of this Indenture;
(e) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;
(f) each reference herein to a rule or form of the Commission shall mean such rule or form and any rule or form successor thereto, in each case as amended from time to time;

(g) “or” is not exclusive;
(h) “including” means including without limitation;
(i) unsecured indebtedness shall not be deemed to be subordinate or junior to secured indebtedness merely by virtue of its nature as unsecured indebtedness;
(j) the principal amount of any non-interest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP; and
(k) all references to the date the Securities were originally issued shall refer to the Issue Date, except as otherwise specified.
Whenever this Indenture requires that a particular ratio or amount be calculated with respect to a specified period after giving effect to certain transactions or events on a pro forma basis, such calculation shall be made as if the transactions or events occurred on the first day of such period, unless otherwise specified.
“2018 Senior Notes” means the 12% Senior Notes due 2018 issued by the Company under a base indenture, dated as of February 8, 2008 between the Company as issuer and the Bank of New York Mellon as trustee, and the first supplemental indenture thereto dated as of February 8, 2008.
“Act,” when used with respect to any Holder, has the meaning specified in Section 1.04.
“Additional Interest” means the amounts, if any, payable pursuant to Section 5.16, Section 10.07(b) and Section 10.07(c), respectively. Whenever in this Indenture there is mentioned, in any context, the payment of interest on, or in respect of, any Security, such mention shall be deemed to include mention of the payment of Additional Interest to the extent that, in such context, Additional Interest is, was or would be payable in respect thereof pursuant to the provisions of this Indenture, and express mention of the payment of Additional Interest (if applicable) in any provision shall not be construed as excluding Additional Interest in those provisions where such express mention is not made.
“Additional Securities” means 3.25% Convertible Senior Notes due 2016 issued from time to time after the Issue Date under the terms of this Indenture (other than pursuant to Section 3.04, 3.05(a), 3.06, 11.06 or 12.02(i).
“Additional Shares” has the meaning specified in Section 12.05(a).
“Affiliate” means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.
“Authenticating Agent” means any Person authorized by the Trustee pursuant to Section 6.14 to act on behalf of the Trustee to authenticate the Securities.

“Bid Solicitation Agent” means the Company or such other Person (including the Trustee) as may be appointed, from time to time, by the Company to solicit market bid quotations for the Securities in accordance with Section 12.01(a)(ii). The Company shall initially act as the Bid Solicitation Agent.
“Board of Directors” means the board of directors of a company or its equivalent, including managers of a limited liability company, general partners of a partnership or trustees of a business trust, or any duly authorized committee thereof.
“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors of the Company and to be in full force and effect on the date of such certification, and delivered to the Trustee.
“Business Day” means any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.
“Capital Stock” means, with respect to any Person, any and all shares, interests, participations, rights in or other equivalents (however designated) of such Person’s capital stock or equity participations, and any rights (other than debt securities convertible into capital stock), warrants or options exchangeable for or convertible into such capital stock and, including, without limitation, with respect to partnerships, limited liability companies or business trusts, ownership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnerships, limited liability companies or business trusts.
“Cash Settlement” has the meaning specified in Section 12.02.
“close of business” means 5:00 p.m. (New York City time).
“Combination Settlement” has the meaning specified in Section 12.02.
“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this Indenture such commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.
“Common Stock” means the shares of common stock, par value $0.01 per share, of the Company authorized at the date of this Indenture as originally executed or as such stock may be constituted from time to time. Subject to the provisions of Section 12.06, shares issuable on conversion of Securities shall include only shares of Common Stock or shares of any class or classes of common stock resulting from any reclassification or reclassifications thereof; provided, however, that if at any time there shall be more than one such resulting class, the shares so issuable on conversion of Securities shall include shares of all such classes, and the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

“Company” means the Person named as the “Company” in the first paragraph of this Indenture until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.
“Company Order” or “Company Request” means a written order or request signed in the name of the Company by its Chairman of the Board of Directors, its Chief Executive Officer, its Chief Financial Officer, its President or a Vice President, and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee or Paying Agent, as applicable.
“control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
“Conversion Agent” means the Trustee or such other office or agency designated by the Company where Securities may be presented for conversion. The Conversion Agent shall initially be the Trustee.
“Conversion Date” has the meaning specified in Section 12.02(g).
“Conversion Notice” has the meaning specified in Section 12.02(g).
“Conversion Price” means, in respect of each Security, as of any date, $1,000, divided by the Conversion Rate as of such date.
“Conversion Rate” means, initially, 23.5849 shares of Common Stock per $1,000 principal amount of Securities, subject to adjustment as set forth herein.
“Corporate Trust Office” means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which address as of the date of this Indenture is located at 101 Barclay Street, Floor 8 West, New York, New York 10286, Attention: Corporate Trust Administration or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as a successor Trustee may designate from time to time by notice to the Holders and the Company).
“corporation” means (except in the definition of “Subsidiary”) a corporation, association, company, joint stock company or business trust.
“Daily Conversion Value” means, for each of the 40 consecutive Trading Days during the Observation Period, one fortieth (1/40th) of the product of (1) the Conversion Rate on such Trading Day and (2) the Daily VWAP on such Trading Day.
“Daily Measurement Value” means the Specified Dollar Amount (if any) divided by 40.

“Daily Settlement Amount,” means, for each of the 40 consecutive Trading Days during the Observation Period:
(1) cash equal to the lesser of (i) the Daily Settlement Value and (ii) the Daily Conversion Value; and
(2) if the Daily Conversion Value exceeds the Daily Measurement Value, a number of shares of Common Stock equal to (i) the difference between the Daily Conversion Value and the Daily Measurement Value, divided by (ii) the Daily VWAP for such Trading Day.
“Daily VWAP” means, for each of the 40 consecutive Trading Days during the applicable Observation Period, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “PETD.Q <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or if such volume-weighted average price is unavailable, the market value of one share of Common Stock on such Trading Day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for such purpose by the Company). The “Daily VWAP” will be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.
“Default” means any event that is, or after notice or passage of time, or both, would be, an Event of Default.
“Defaulted Interest” has the meaning specified in Section 3.07.
“Definitive Security” has the meaning specified in the Appendix.
“Depositary” means The Depository Trust Company, a New York corporation, or its successor.
“Effective Date” has the meaning specified in Section 12.05(c).
“Event of Default” has the meaning specified in Section 5.01.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Ex-Dividend Date” means, in respect of any dividend or distribution, the first date upon which the shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such dividend or distribution.
“FASB” means the Financial Accounting Standards Board.
“Federal Bankruptcy Code” means Title 11, U.S. Code.

A “Fundamental Change” will be deemed to have occurred at the time after the Issue Date if any of the following occurs:
(1) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act other than the Company, its Subsidiaries and its and their employee benefit plans, has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Company’s common equity representing more than 50% of the voting power of the Company’s common equity;
(2) consummation of any share exchange, consolidation or merger of the Company or any other transaction or series of transactions pursuant to which the Common Stock will be converted into cash, securities or other property or any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any Person other than one of its Subsidiaries; provided, however, that a transaction where the holders of all classes of the Company’s common equity immediately prior to such transaction that is a share exchange, consolidation or merger own, directly or indirectly in substantially the same proportion as such ownership immediately before such transaction, more than 50% of all classes of common equity of the continuing or surviving corporation or transferee or the parent thereof immediately after such event shall not be a Fundamental Change;
(3) during any consecutive two-year period, individuals who at the beginning of such period constituted the Company’s Board of Directors (together with any new directors whose election by the Company’s Board of Directors or whose nomination for election by its stockholders was approved by a vote of the majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Company’s Board of Directors then in office;
(4) the Company’s stockholders approve any plan or proposal for the liquidation or dissolution of the Company; or
(5) the Common Stock (or other common stock into which the Securities are then convertible) ceases to be listed or quoted on a national securities exchange in the United States.
A Fundamental Change as a result of clause (2) above will not be deemed to have occurred, however, if 100% of the consideration received or to be received by the holders of the Common Stock, excluding cash payments for fractional shares, in connection with the transaction or transactions constituting the Fundamental Change consists of shares of common stock traded on the New York Stock Exchange, the NASDAQ Global Market or the NASDAQ Global Select Market (or any of their respective successors) or which will be so traded or quoted when issued or exchanged in connection with a Fundamental Change (“publicly traded securities”) and as a result of such transaction or transactions the Securities become convertible into such publicly traded securities, excluding cash payments for fractional shares, subject to the provisions regarding payment upon conversion set forth in Section 12.02(n) of this Indenture.
As used in clause (3) above the term “Board of Directors” does not include a duly authorized committee of the Company’s board of directors.

“Fundamental Change Company Notice” has the meaning specified in Section 11.02(b).
“Fundamental Change Purchase Date” has the meaning specified in Section 11.02(a).
“Fundamental Change Purchase Notice” has the meaning specified in Section 11.02(a)(ii).
“Fundamental Change Purchase Price” has the meaning specified in Section 11.02(a).
“GAAP” means generally accepted accounting principles set forth in the FASB codification, which represents the source of authoritative U.S. GAAP recognized by the FASB to be applied by non-governmental entities. Rules and interpretive releases of the Commission under authority of federal securities laws are also sources of authoritative GAAP for Commission registrants. The codification supersedes all non-Commission accounting and reporting standards which existed prior to the codification. All other nongrandfathered, non-Commission accounting literature not included in the codification is non-authoritative. GAAP is determined as of the date of any calculation or determination required hereunder; provided, however, that the Company, on any date, may elect to establish that GAAP shall mean GAAP as in effect on such date; provided, further, that any such election, once made, shall be irrevocable. The Company shall give notice of any such election to the Trustee and the Holders of the Securities.
“Global Security” has the meaning specified in the Appendix.
“guarantee” means, as applied to any obligation, (i) a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation and (ii) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of nonperformance) of all or any part of such obligation, including, without limiting the foregoing, the payment of amounts available to be drawn down under letters of credit of another Person. The term “guarantee” used as a verb has a corresponding meaning. The term “guarantor” shall mean any Person providing a guarantee of any obligation.
“Guarantor” means each Person that becomes a guarantor of any Securities pursuant to the applicable provisions of this Indenture (including any provisions that become a part of this Indenture pursuant to any supplemental indenture).
“Holder” means a Person in whose name a Security is registered in the Security Register.
“Indenture” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this instrument and any such supplemental indenture, respectively.

“Interest Payment Date” means the Stated Maturity of an installment of interest on the Securities.
“Issue Date” means November 23, 2010.
“Last Reported Sale Price” of the Common Stock on any date means the closing sale price per share of Common Stock (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. securities exchange on which the Common Stock is traded. If the Common Stock is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “Last Reported Sale Price” shall be the last quoted bid price for the Common Stock in the over-the-counter market on the relevant date as reported by Pink Sheets LLC or a similar organization. If the Common Stock is not so quoted, the “Last Reported Sale Price” shall be the average of the mid-point of the last bid and ask prices for the Common Stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose.
“Make-Whole Fundamental Change” means any transaction or event that constitutes a Fundamental Change (determined after giving effect to any exceptions or exclusions to such definition, but without regard to the proviso in clause (2) of the definition thereof).
“Market Disruption Event” means (i) a failure by the primary U.S. national securities or regional securities exchange or market on which the Common Stock is listed or admitted for trading to open for trading during its regular trading session or (ii) the occurrence or existence prior to 1:00 pm., New York City time, on any Scheduled Trading Day for the Common Stock for more than a one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in the Common Stock or in any options, contracts or future contracts relating to the Common Stock.
“Measurement Period” has the meaning specified in Section 12.01(a)(ii).
“Merger Event” has the meaning specified in Section 12.06(a).
“Notice of Default” means a written notice of the kind specified in Section 5.02.
“Observation Period” with respect to any Security surrendered for conversion means (i) if the relevant Conversion Date occurs prior to November 15, 2015, the 40 consecutive Trading Day period beginning on and including the second Trading Day after such Conversion Date, and (ii) if the relevant Conversion Date occurs on or after November 15, 2015, the 40 consecutive Trading Days beginning on and including the 42nd Scheduled Trading Day immediately preceding May 15, 2016.

“Offering Memorandum” means the final offering memorandum dated November 18, 2010, relating to the offering and sale of the Securities.
“Officer’s Certificate” means a certificate signed by the Chairman of the Board of Directors, the Chief Executive Officer, the President or a Vice President, the Chief Financial Officer, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, of the Company, and delivered to the Trustee. One of the officers signing an Officer’s Certificate given pursuant to Section 10.05 shall be the principal executive, financial or accounting officer of the Company.
“open of business” means 9:00 a.m. (New York City time).
“Opinion of Counsel” means a written opinion of counsel reasonably acceptable to the Trustee, who may be external or in-house counsel for the Company.
“Outstanding,” when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:
(i) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;
(ii) Securities for whose payment or purchase money or securities in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; and
(iii) Securities which have been paid pursuant to Section 3.06 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company;
provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given, made or taken any request, demand, authorization, direction, notice, consent, waiver or other action hereunder as of any date, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding (it being understood that Securities to be acquired by the Company pursuant to an offer to purchase shall not be deemed to be owned by the Company until legal title to such Securities passes to the Company), except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only Securities which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor.

“Paying Agent” means any Person authorized by the Company to pay the principal of (and premium, if any) or interest on any Securities on behalf of the Company. The Company has initially appointed the Trustee as its Paying Agent pursuant to Section 10.02 hereof.
“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.
“Physical Settlement” shall have the meaning specified in Section 12.02.
“principal” of a Security means the principal of the Security plus the premium, if any, payable on that Security which is due or overdue or is to become due at the relevant time.
“Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock (or other security) have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors, by statute, by contract or otherwise).
“Record Expiration Date” has the meaning specified in Section 1.04.
“Regular Record Date” for the interest payable on any Interest Payment Date means May 1 or November 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.
“Reference Property” has the meaning specified in Section 12.06(a).
“Required Filing Dates” has the meaning specified in Section 10.06.
“Responsible Officer,” when used with respect to the Trustee, means any officer assigned to the Corporate Trust Division — Corporate Finance Unit (or any successor division or unit) of the Trustee located at the Corporate Trust Office of the Trustee, who shall have direct responsibility for the administration of this Indenture, and for the purposes of Section 6.01(c) and Section 6.02 shall also include any other officer of the Trustee to whom any corporate trust matter is referred because of such officer’s knowledge of and familiarity with the particular subject.
“Rule 144A” means Rule 144A as promulgated under the Securities Act.
“Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the principal U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading. If the Common Stock is not so listed or admitted for trading, “Scheduled Trading Day” means a Business Day.

“Securities” means the 3.25% Convertible Senior Notes due 2016 issued on the Issue Date and any Additional Securities.
“Securities Act” means the Securities Act of 1933 and any statute successor thereto, in each case, as amended from time to time.
“Securities Custodian” has the meaning specified in the Appendix.
“Securities Guarantee” means each guarantee of the obligations of the Company under this Indenture and the Securities by a Guarantor in accordance with the provisions hereof.
“Security Register” or “Security Registrar” has the meaning specified in Section 3.05.
“Settlement Amount” has the meaning specified in Section 12.02(d).
“Settlement Method” means, with respect to any conversion of Securities, Physical Settlement, Cash Settlement or Combination Settlement, as elected (or deemed to have been elected) by the Company.
“Settlement Election” has the meaning specified in Section 12.02(c)
“Settlement Election Notice” has the meaning specified in Section 12.02(c).
“Significant Subsidiary” means any Subsidiary of the Company that would be a “Significant Subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the Commission.
“Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 3.07.
“Specified Dollar Amount” means the maximum cash amount per $1,000 principal amount of Securities to be received upon conversion as specified in the Settlement Notice related to any converted Securities.
“Spin-Off” has the meaning specified in Section 12.03(c).
“Stated Maturity” means, when used with respect to any Security or any installment of interest thereon, the date specified in such Security as the fixed date on which the principal of such Security or such installment of interest is due and payable, and when used with respect to any other indebtedness, means the date specified in the instrument governing such indebtedness as the fixed date on which the principal of such indebtedness, or any installment of interest thereon, is due and payable.
“Stock Price” has the meaning specified in Section 12.05(c).

“Subsidiary” means, with respect to any specified Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).
“Surviving Entity” has the meaning specified in Section 8.01(a)(ii).
“Trading Day” means, except as otherwise provided in Section 12.02(o), a day on which (i) trading in the Common Stock generally occurs on The NASDAQ Global Select Market or, if the Common Stock is not then listed on The NASDAQ Global Select Market, on the principal other United States national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a United States national or regional securities exchange, in the principal other market on which the Common Stock is then traded, and (ii) a Last Reported Sale Price for the Common Stock is available on such securities exchange or market. If the Common Stock (or other security for which a closing sale price must be determined) is not so listed or traded, “Trading Day” means a Business Day.
“Trading Price” of the Securities on any date of determination means the average of the secondary market bid quotations obtained by the Bid Solicitation Agent for $2.0 million principal amount of the Securities at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers selected by the Company; provided that, if three such bids cannot reasonably be obtained by the Bid Solicitation Agent but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the Bid Solicitation Agent, that one bid shall be used. If the Bid Solicitation Agent cannot reasonably obtain at least one bid for $2.0 million principal amount of the Securities from a nationally recognized securities dealer, then the Trading Price per $1,000 principal amount of Securities will be deemed to be less than 98% of the product of the Last Reported Sale Price of the Common Stock and the applicable Conversion Rate. If (x) the Company is not acting as the Bid Solicitation Agent, and the Company does not, when required to do so instruct the Bid Solicitation Agent to obtain bids when required, or if the Company gives such instruction to the Bid Solicitation Agent, and the Bid Solicitation Agent fails to make such determination, or (y) the Company is acting as Bid Solicitation Agent, and the Company fails to make such determination, then, in either case, the Trading Price per $1,000 principal amount of the Securities will be deemed to be less than 98% of the product of the Last Reported Sale Price of the Common Stock and the applicable Conversion Rate on each Trading Day such failure continues.
“Trading Price Condition” has the meaning specified in Section 12.01(a)(ii).
“Trust Indenture Act” means the Trust Indenture Act of 1939 as in force at the date as of which this Indenture was executed; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, “Trust Indenture Act” means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean such successor Trustee.
“Valuation Period” has the meaning specified in Section 12.03(c).
“Vice President,” when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president.”
SECTION 1.02. Compliance Certificates and Opinions. Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee such certificates and opinions as may be required under the Trust Indenture Act. Each such certificate or opinion shall be given in the form of an Officer’s Certificate, if to be given by an officer of the Company, or an Opinion of Counsel, if to be given by counsel, and shall comply with the requirements of the Trust Indenture Act and any other requirement set forth in this Indenture; provided that no such Opinion of Counsel shall be delivered on the Issue Date in connection with the original issuance of the initial Global Security.
Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:
(a) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;
(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
(c) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and
(d) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.
SECTION 1.03. Form of Documents Delivered to Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel (who may be an employee of the Company), unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous. Any such certificate or opinion of counsel may be based, insofar as it relates to accounting matters, upon a certificate or opinion of, or representations by, an accountant (who may be an employee of the Company) or firm of accountants, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.
Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.
SECTION 1.04. Acts of Holders; Record Dates. Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. The Trustee shall, as soon as practicable, deliver to the Company copies of all such instrument or instruments and records delivered to the Trustee. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.01) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.
The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems reasonably sufficient.
The ownership of Securities shall be proved exclusively by the Security Register for all purposes.
Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, the Company in reliance thereon, whether or not notation of such action is made upon such Security.

The Company may set any day as a record date for the purpose of determining the Holders of Outstanding Securities entitled to give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given or taken by Holders of Securities; provided, however, that the Company may not set a record date for, and the provisions of this paragraph shall not apply with respect to, the giving or making of any notice, declaration, request or direction referred to in the next paragraph. If any record date is set pursuant to this paragraph, the Holders of Outstanding Securities on such record date, and no other Holders, shall be entitled to take the relevant action, whether or not such Holders remain Holders after such record date; provided, however,, that no such action shall be effective hereunder unless taken on or prior to the applicable Record Expiration Date by Holders of the requisite principal amount of Outstanding Securities on such record date. Nothing in this paragraph shall prevent the Company from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), nor shall anything in this paragraph be construed to render ineffective any action taken pursuant to or in accordance with any other provision of this Indenture by Holders of the requisite principal amount of Outstanding Securities on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Company, at its own expense, shall cause notice of such record date, the proposed action by Holders and the applicable Record Expiration Date to be given to the Trustee in writing and to each Holder of Securities in the manner set forth in Section 1.06.
The Trustee may but need not set any day as a record date for the purpose of determining the Holders of Outstanding Securities entitled to join in the giving or making of (i) any Notice of Default, (ii) any declaration of acceleration referred to in Section 5.02, (iii) any request to institute proceedings referred to in Section 5.07(ii) or (iv) any direction referred to in Section 5.12. If any record date is set pursuant to this paragraph, the Holders of Outstanding Securities on such record date, and no other Holders, shall be entitled to join in such notice, declaration, request or direction, whether or not such Holders remain Holders after such record date; provided, however, that no such action shall be effective hereunder unless taken on or prior to the applicable Record Expiration Date by Holders of the requisite principal amount of Outstanding Securities on such record date. Nothing in this paragraph shall be construed to prevent the Trustee from setting a new record date for any action (whereupon the record date previously set shall automatically and without any action by any Person be cancelled and of no effect), nor shall anything in this paragraph be construed to render ineffective any action taken pursuant to or in accordance with any other provision of this Indenture by Holders of the requisite principal amount of Outstanding Securities on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Trustee, at the Company’s expense, shall cause notice of such record date, the matter(s) to be submitted for potential action by Holders and the applicable Record Expiration Date to be given to the Company in writing and to each Holder of Securities in the manner set forth in Section 1.06.

With respect to any record date set pursuant to this Section 1.04, the party hereto that sets such record date may designate any day as the “Record Expiration Date” and from time to time may change the Record Expiration Date to any earlier or later day; provided, however, that no such change shall be effective unless notice of the proposed new Record Expiration Date is given to the other party hereto in writing, and to each Holder of Securities in the manner set forth in Section 1.06, on or before the existing Record Expiration Date. If a Record Expiration Date is not designated with respect to any record date set pursuant to this Section, the party hereto that sets such record date shall be deemed to have initially designated the 180th day after such record date as the Record Expiration Date with respect thereto, subject to its right to change the Record Expiration Date as provided in this paragraph. Notwithstanding the foregoing, no Record Expiration Date shall be later than the 180th day after the applicable record date.
Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any particular Security may do so with regard to all or any part of the principal amount of such Security or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.
SECTION 1.05. Notices to Trustee or the Company. Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,
(a) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing and mailed, first-class postage prepaid, to or with the Trustee at its Corporate Trust Office, or
(b) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to it at the address of the Company’s principal office specified in the first paragraph of this Indenture, or at any other address previously furnished in writing to the Trustee by the Company.
The Trustee shall have the right, but shall not be required, to rely upon and comply with instructions and directions sent by e-mail, facsimile and other similar unsecured electronic methods by persons believed by the Trustee to be authorized to give instructions and directions on behalf of the Company. The Trustee shall have no duty or obligation to verify or confirm that the person who sent such instructions or directions is, in fact, a person authorized to give instructions or directions on behalf of the Company; and the Trustee shall have no liability for any losses, liabilities, costs or expenses incurred or sustained by the Company as a result of such reliance upon or compliance with such instructions or directions. The Company agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.

SECTION 1.06. Notice to Holders; Waiver. Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Security Register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail or receive such notice, nor any defect in any such notice, to any particular Holder shall affect the sufficiency or validity of such notice. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.
In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.
SECTION 1.07. Conflict with Trust Indenture Act. Notwithstanding that this Indenture has not been qualified nor is expected to be qualified under the Trust Indenture Act, the parties agree that the Trust Indenture Act shall apply to the Indenture as if it were so qualified. Accordingly, if any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under the Trust Indenture Act to be part of and govern an indenture qualified thereunder, such provision of the Trust Indenture Act shall control; and if any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, such provision shall be deemed to be so modified or excluded, as the case may be.
SECTION 1.08. Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.
SECTION 1.09. Successors and Assigns. Without limiting Article VIII hereof, all covenants and agreements in this Indenture by the Company shall bind its respective successors and assigns, whether so expressed or not.
SECTION 1.10. Separability Clause. In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.
SECTION 1.11. Benefits of Indenture. Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders of Securities, any benefit or any legal or equitable right, remedy or claim under this Indenture.
SECTION 1.12. Governing Law. This Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York.

The Company submits to the jurisdiction of the courts of the State of New York sitting in the County of New York, and of the United States District Court for the Southern District of New York sitting in the Borough of Manhattan, The City of New York, in any action or proceeding to enforce any of its obligations under this Indenture or with regard to the Securities, and agrees not to seek a transfer of any such action or proceeding on the basis of inconvenience of the forum or otherwise (but the Company will not be prevented from removing any such action or proceeding from a state court to the United States District Court for the Southern District of New York sitting in the Borough of Manhattan, the City of New York). The Company agrees that process in any such action or proceeding may be served upon it by registered mail or in any other manner permitted by the rules of the court in which the action or proceeding is brought. The Company irrevocably waives, to the fullest extent permitted by law, any objection to any such suit, action or proceeding that may be brought in such courts whether on the grounds of venue, residence or domicile or on the ground that any such suit, action or proceeding has been brought in an inconvenient forum.
SECTION 1.13. Legal Holidays. In any case where any Interest Payment Date, required repurchase date or Stated Maturity of any Security shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Securities) payment of interest or principal (and premium, if any) need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect (including with respect to the accrual of interest) as if made on the Interest Payment Date, required repurchase date or at the Stated Maturity.
SECTION 1.14. Waiver of Jury Trial. EACH OF THE COMPANY AND THE TRUSTEE, AND EACH HOLDER OF A SECURITY BY ITS ACCEPTANCE THEREOF, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE OR THE SECURITIES OR THE TRANSACTION CONTEMPLATED HEREBY.
SECTION 1.15. Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, any provision of any law or regulation or any act of any governmental authority, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.
ARTICLE II
Security Forms
SECTION 2.01. Form and Dating. Provisions relating to the Securities and, if applicable, the notation thereon relating to the Securities Guarantee, are set forth in the Appendix, which is hereby incorporated in and expressly made a part of this Indenture. The Securities and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A hereto, the Form of Notice of Conversion shall be substantially in the form of Exhibit B hereto and the Form of Fundamental Change Purchase Notice shall be substantially in the form of Exhibit C hereto, each of which are hereby incorporated in and expressly made a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). Each Security shall be dated the date of its authentication.

ARTICLE III
The Securities
SECTION 3.01. Title and Terms. The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture on the Issue Date is limited to $115,000,000. Additional Securities may be issued, authenticated and delivered pursuant to Section 3.13, and Securities may be authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of, other Securities pursuant to Sections 3.04, 3.05(a), 3.06, 9.06, 11.06 or 12.02(i).
The Securities shall be known and designated as the “3.25% Convertible Senior Notes due 2016” of the Company. Their Stated Maturity for payment of principal shall be May 15, 2016. Interest on the Securities shall accrue at the rate of 3.25% per annum and shall be payable semiannually in arrears on each May 15 and November 15, commencing May 15, 2011 to the Holders of record of Securities at the close of business on May 1 and November 1, respectively, immediately preceding such Interest Payment Date. Subject to Section 3.13(c), interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from November 23, 2010. Interest on the Securities will be computed on the basis of a 360-day year composed of twelve 30-day months.
The Company shall pay the principal of and interest on any Global Security in immediately available funds to the Depositary or its nominee, as the case may be, as the registered Holder of such Global Security. The Company shall pay the principal of any Definitive Security at the office or agency designated by the Company for that purpose. The Company has initially designated the Trustee as its Paying Agent and Security Registrar in respect of the Securities and its agency in New York City, New York as a place where Securities may be presented for payment or for registration of transfer. The Company may, however, change the Paying Agent or Security Registrar for the Securities without prior notice to the Holders thereof and the Company may act as Paying Agent or Security Registrar for the Securities. Interest on any Definitive Securities will be payable (i) to Holders of Definitive Securities having an aggregate principal amount of Securities of $2,000,000 or less, by check mailed to the Holders of such Securities at their address in the Security Register and (ii) to Holders having an aggregate principal amount of Definitive Securities in excess of $2,000,000, by either check mailed to each Holder at its address in the Security Registrar or, upon application by a Holder to the Security Register not later than the relevant Regular Record Date, by wire transfer in immediately available funds to that Holder’s account within the United States, which application shall remain in effect until that Holder notifies, in writing, the Security Registrar to the contrary.

SECTION 3.02. Denominations. The Securities shall be issuable only in registered form without coupons and only in denominations of $1,000 principal amount and any integral multiple of $1,000 thereof.
SECTION 3.03. Execution and Authentication. The terms and provisions contained in the Form of Securities annexed hereto as Exhibit A shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. The Securities shall be executed on behalf of the Company by its Chief Executive Officer, Chief Financial Officer, General Counsel, Treasurer or any Executive or Senior Vice President. The signature of any of these officers on the Securities may be manual or facsimile.
Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.
At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities, which shall specify the amount of the Securities to be authenticated and the date on which the original issue of Securities is to be authenticated and, in the case of an issuance of Additional Securities pursuant to Section 3.13 after the Issue Date, shall certify that such issuance is in compliance with this Indenture; and the Trustee in accordance with such Company Order shall authenticate and deliver such Securities as provided in this Indenture and not otherwise.
Each Security shall be dated the date of its authentication.
No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.
Authentication by counterpart shall satisfy the requirements of this Section 3.03 and the requirements of the Securities.
SECTION 3.04. Temporary Securities. Pending the preparation of Definitive Securities, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the Definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as evidenced by their execution of such Securities.

If temporary Securities are issued, the Company will cause Definitive Securities to be prepared without unreasonable delay. After the preparation of Definitive Securities, the temporary Securities shall be exchangeable for Definitive Securities upon surrender of the temporary Securities at any office or agency of the Company designated pursuant to Section 10.02, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of Definitive Securities of authorized denominations and of a like tenor. Until so exchanged, the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as Definitive Securities.
SECTION 3.05. Exchange and Registration of Transfer of Securities; Restrictions on Transfer; Depositary.
(a) The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency designated pursuant to Section 10.02 being herein sometimes collectively referred to as the “Security Register”) in which, subject to such reasonable regulations as the Company may prescribe, the Company shall provide for the registration of Securities and of transfers of Securities. The Trustee is hereby appointed (a) the initial “Security Registrar” for the purpose of registering Securities and transfers of Securities as herein provided and (b) the Securities Custodian with respect to the Global Securities.
The Securities shall be issued in registered form and shall be transferable only upon the surrender of a Security for registration of transfer and in compliance with the Appendix. When a Security is presented to the Security Registrar with a request to register a transfer, the Security Registrar shall register the transfer as requested if its requirements therefor are met. When Securities are presented to the Security Registrar with a request to exchange them for an equal principal amount of Securities of other denominations, the Security Registrar shall make the exchange as requested if the same requirements are met. To permit registration of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Securities at the Security Registrar’s request.
All Securities issued upon any registration of transfer or exchange pursuant to the terms of this Indenture shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.
No service charge shall be made for any registration of transfer or exchange of Securities except as provided in Section 3.06, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 3.04, 9.06, 11.06 or 12.02(i), and in any such case not involving any transfer.
Prior to the due presentation for registration of transfer of any Security, the Company, the Trustee, the Paying Agent, and the Security Registrar may deem and treat the Person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest, if any, on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, the Trustee, the Paying Agent, or the Security Registrar shall be affected by notice to the contrary.

Any Holder of a Global Security shall, by acceptance of such Global Security, agree that transfers of beneficial interest in such Global Security may be effected only through a book-entry system maintained by (a) the Holder of such Global Security (or its agent) or (b) any Holder of a beneficial interest in such Global Security, and that ownership of a beneficial interest in such Global Security shall be required to be reflected in a book entry.
(b) Every Security that bears or is required under this Section 3.05(b) to bear the legend set forth in this Section (together with any Common Stock issued upon conversion of the Securities and required to bear the legend set forth in Section 3.05(c), collectively, the “Restricted Securities”) shall be subject to the restrictions on transfer set forth in this Section 3.05(b) (including the legend set forth below), unless such restrictions on transfer shall be eliminated or otherwise waived by written consent of the Company, and the Holder of each such Restricted Security, by such Holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer. As used in this Section 3.05(b) and Section 3.05(c), the term “transfer” encompasses any sale, pledge, transfer or other disposition whatsoever of any Restricted Security.
Until the date (the “Resale Restriction Termination Date”) that is the later of (1) the date that is one year after the last date of original issuance of the Securities, or such shorter period of time as permitted by Rule 144 under the Securities Act or any successor provision thereto, and (2) such later date, if any, as may be required by applicable law, any certificate evidencing such Security (and all securities issued in exchange therefor or substitution thereof, other than Common Stock, if any, issued upon conversion thereof which shall bear the legend set forth in Section 3.05(c), if applicable) shall bear a legend in substantially the following form (unless such Securities have been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or sold pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or unless otherwise agreed by the Company in writing, with notice thereof to the Trustee):
THIS SECURITY AND THE COMMON STOCK, IF ANY, ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:
(1) REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

(2) AGREES FOR THE BENEFIT OF THE COMPANY THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE HEREOF OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO, AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:
(A) TO PETROLEUM DEVELOPMENT CORPORATION (THE “COMPANY”) OR ANY SUBSIDIARY THEREOF, OR
(B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR
(C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR
(D) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.
PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(D) ABOVE, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.
No transfer of any Security prior to the Resale Restriction Termination Date will be registered by the Security Registrar unless the applicable box on the Form of Assignment and Transfer has been checked.
Any Security (or security issued in exchange or substitution therefor) as to which such restrictions on transfer shall have expired in accordance with their terms may, upon surrender of such Security for exchange to the Security Registrar in accordance with the provisions of this Section 3.05, be exchanged for a new Security or Securities, of like tenor and aggregate principal amount, which shall not bear the restrictive legend required by this Section 3.05(b). The Company shall promptly notify the Trustee upon the occurrence of the Resale Restriction Termination Date and promptly after a registration statement, if any, with respect to the Securities or any Common Stock issued upon conversion of the Securities has been declared effective under the Securities Act.

(c) Until the Resale Restriction Termination Date, any stock certificate representing Common Stock issued upon conversion of such Security shall bear a legend in substantially the following form (unless the Security or such Common Stock has been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or such Common Stock has been issued upon conversion of Securities that have been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or unless otherwise agreed by the Company with written notice thereof to the Trustee and any transfer agent for the Common Stock):
THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:
(1) REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND
(2) AGREES FOR THE BENEFIT OF THE COMPANY THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE HEREOF OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:
(A) TO PETROLEUM DEVELOPMENT CORPORATION (THE “COMPANY”) OR ANY SUBSIDIARY THEREOF, OR
(B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR
(C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR
(D) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.
PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(D) ABOVE, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

Any such Common Stock as to which such restrictions on transfer shall have expired in accordance with their terms may, upon surrender of the certificates representing such shares of Common Stock for exchange in accordance with the procedures of the transfer agent for the Common Stock, be exchanged for a new certificate or certificates for a like aggregate number of shares of Common Stock, which shall not bear the restrictive legend required by this Section 3.05(c).
(d) Any Security or Common Stock issued upon the conversion or exchange of a Security that is repurchased or owned by the Company or any Affiliate thereof may not be resold by the Company or such Affiliate unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction that results in such Securities or Common Stock, as the case may be, no longer being “restricted securities” (as defined under Rule 144 under the Securities Act).
(e) None of the Trustee, the Paying Agent or the Security Registrar shall have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among DTC participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.
SECTION 3.06. Mutilated, Destroyed, Lost and Stolen Securities. If any mutilated Security is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of like tenor and principal amount and bearing a number not contemporaneously outstanding.
If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity as may be required by them to save each of them and any agent of each of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute, and upon its request the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount and bearing a number not contemporaneously outstanding.
In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

Upon the issuance of any new Security under this Section, the Company may require the payment by the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.
Every new Security issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.
The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.
SECTION 3.07. Payment of Interest; Rights Preserved. Interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more predecessor securities) is registered at the close of business on the Regular Record Date for such interest payment.
Any interest on any Security which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in paragraph (a) or (b) below:
(a) the Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities (or their respective predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner: the Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 15 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be given to each Holder in the manner specified in Section 1.06, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Securities (or their respective predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (b).

(b) the Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause (b), such manner of payment shall be deemed practicable by the Trustee.
Subject to the foregoing provisions of this Section and Section 3.05, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.
SECTION 3.08. Persons Deemed Owners. Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee shall treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of (and premium, if any) and (subject to Section 3.07) interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.
None of the Trustee, the Paying Agent or the Security Registrar shall have any responsibility or obligation to any beneficial owner in a Global Security, an Agent Member or other Person with respect to the accuracy of the records of the Depositary or its nominee or of any Agent Member, with respect to any ownership interest in the Securities or with respect to the delivery to any Agent Member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to Holders under the Securities and this Indenture shall be given or made only to or upon the order of the registered holders (which shall be the Depositary or its nominee in the case of the Global Security). The rights of beneficial owners in the Global Security shall be exercised only through the Depositary subject to the applicable procedures. The Trustee, the Paying Agent and the Security Registrar shall be entitled to rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners. The Trustee, the Paying Agent and the Security Registrar shall be entitled to deal with the Depositary, and any nominee thereof, that is the registered holder of any Global Security for all purposes of this Indenture relating to such Global Security (including the payment of principal, premium, if any, and interest and additional amounts, if any, and the giving of instructions or directions by or to the owner or holder of a beneficial ownership interest in such Global Security) as the sole Holder of such Global Security and shall have no obligations to the beneficial owners thereof. None of the Trustee, the Paying Agent or the Security Registrar shall have any responsibility or liability for any acts or omissions of the Depositary with respect to such Global Security, for the records of any such depositary, including records in respect of beneficial ownership interests in respect of any such Global Security, for any transactions between the Depositary and any Agent Member or between or among the Depositary, any such Agent Member and/or any holder or owner of a beneficial interest in such Global Security, or for any transfers of beneficial interests in any such Global Security.

Notwithstanding the foregoing, with respect to any Global Security, nothing herein shall prevent the Company, the Trustee, or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by any Depositary (or its nominee), as a Holder, with respect to such Global Security or shall impair, as between such Depositary and owners of beneficial interests in such Global Security, the operation of customary practices governing the exercise of the rights of such Depositary (or its nominee) as Holder of such Global Security.
SECTION 3.09. Cancellation. All Securities surrendered for payment, redemption, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company shall promptly deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly cancelled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall be disposed of by the Trustee in its customary manner. Copies of all cancelled Securities shall be provided to the Company by the Trustee, as soon as practicable following cancellation of such Securities.
SECTION 3.10. Computation of Interest. Interest on the Securities shall be computed on the basis of a 360-day year comprised of twelve 30-day months.
SECTION 3.11. CUSIP and ISIN Numbers. The Company in issuing the Securities may use “CUSIP,” “ISIN” or similar numbers (if then generally in use), and, if so, the Trustee shall use the CUSIP, ISIN or other similar numbers in notices of redemption or repurchase as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption or repurchase and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption or repurchase shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee of any change in the CUSIP, ISIN or other similar numbers.
SECTION 3.12. Deposits of Monies. Except to the extent payment of interest is made by the Company’s check pursuant to Section 3.01, prior to 11:00 a.m., New York City time, on each Interest Payment Date and Stated Maturity, the Company shall deposit with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date or Stated Maturity in a timely manner which permits the Paying Agent to remit payment to the Holders on such Interest Payment Date or Stated Maturity.

SECTION 3.13. Additional Securities; Repurchases. The Company shall be entitled without the consent of any Holder of a Security, subject to its compliance with this Indenture, to issue Additional Securities under this Indenture which shall have identical terms as the Securities issued on the Issue Date, other than with respect to the date of issuance and issue price provided that if such Additional Securities have the same CUSIP number as the Securities issued under this Indenture, such Additional Securities must be fungible with the Securities issued under this Indenture for U.S. Federal income tax purposes. The Securities issued on the Issue Date and any Additional Securities shall be treated as a single class for all purposes under this Indenture.
With respect to any Additional Securities, the Company shall set forth in a resolution of its Board of Directors and an Officer’s Certificate, a copy of each which shall be delivered to the Trustee, the following information:
(a) whether such Additional Securities shall be issued as part of a new or existing series of Securities and the title of such Additional Securities (which shall distinguish the Additional Securities of the series from Securities of any other series);
(b) the aggregate principal amount of such Additional Securities which may be authenticated and delivered under this Indenture, which may be in an unlimited aggregate principal amount;
(c) the issue price and issuance date of such Additional Securities, including the date from which interest on such Additional Securities shall accrue; and
(d) if applicable, that such Additional Securities shall be issuable in whole or in part in the form of one or more Global Securities and, in such case, the respective depositaries for such Global Securities, the form of any legend or legends which shall be borne by such Global Securities in addition to or in lieu of those set forth in Exhibit A hereto and any circumstances in addition to or in lieu of those set forth in Section 2.4 of the Appendix in which any such Global Security may be exchanged in whole or in part for Additional Securities registered, or any transfer of such Global Security in whole or in part may be registered, in the name or names of Persons other than the depositary for such Global Security or a nominee thereof.
(e) The Company may, to the extent permitted by law, and directly or indirectly (regardless of whether such Securities are surrendered to the Company), repurchase Securities in the open market or otherwise, whether by the Company or its Subsidiaries or through a private or public tender or exchange offer or through counterparties to private agreements, including by cash-settled swaps or other derivatives. The Company shall cause any Securities so repurchased (other than Securities repurchased pursuant to cash-settled swaps or other derivatives) to be surrendered to the Trustee for cancellation in accordance with Section 3.09.

ARTICLE IV
Satisfaction and Discharge
SECTION 4.01. Satisfaction and Discharge of Indenture. This Indenture shall cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Securities herein expressly provided for), and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when:
(i) the Company shall deliver to the Registrar for cancellation all Securities theretofore authenticated (other than any Securities that have been destroyed, lost or stolen and in lieu of or in substitution for which other Securities shall have been authenticated and delivered) and not theretofore canceled; or
(ii) all Securities not theretofore canceled or delivered to the Trustee for cancellation shall have become due and payable (whether at Stated Maturity for the payment of the principal amount thereof, on any Fundamental Change Purchase Date or following the last day of the applicable Observation Period upon conversion or otherwise), and the Company shall deposit with the Trustee, in trust, or deliver to the Holders, as applicable, cash, shares of Common Stock or a combination thereof, as applicable, sufficient to pay all amounts due (and shares of Common Stock deliverable following conversion, if applicable) on all of such Securities (other than any Securities that shall have been mutilated, destroyed, lost or stolen and in lieu of or in substitution for which other Securities shall have been authenticated and delivered) not theretofore canceled or delivered to the Trustee for cancellation, including principal and interest due, accompanied, except in the event the Securities are due and payable solely in cash at the Stated Maturity of the Securities or upon an earlier Fundamental Change Purchase Date, by a verification report as to the sufficiency of the deposited amount from an independent certified accountant or other financial professional reasonably satisfactory to the Trustee, and if the Company shall also pay or cause to be paid all other sums payable hereunder by the Company, then this Indenture shall cease to be of further effect (except as to (A) rights hereunder of Holders of the Securities to receive all amounts owing upon the Securities and the other rights, duties and obligations of Holders of the Securities, as beneficiaries hereof with respect to the amounts, if any, so deposited with the Trustee and (B) the rights, obligations and immunities of the Trustee hereunder), and the Trustee, on written demand of the Company accompanied by an Officers’ Certificate and an Opinion of Counsel and at the cost and expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture.
Notwithstanding the satisfaction and discharge of this Indenture pursuant to this Article IV, the obligations of the Company to the Trustee under Section 6.07, the obligations of the Company to any Authenticating Agent under Section 6.14 and, if money shall have been deposited with the Trustee pursuant to the preceding paragraph of this Section 4.01, the obligations of the Trustee under Section 4.02 and the last paragraph of Section 10.03 shall survive such satisfaction and discharge.
SECTION 4.02. Application of Trust Money. Subject to the provisions of the last paragraph of Section 10.03, all money deposited with the Trustee pursuant to Section 4.01 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee.

SECTION 4.03. Paying Agent to Repay Monies Held. Upon the satisfaction and discharge of this Indenture, all monies then held by any Paying Agent (if other than the Trustee) shall, upon written request of the Company, be repaid to it or paid to the Trustee, and thereupon such Paying Agent shall be released from all further liability with respect to such monies.
SECTION 4.04. Reinstatement. If the Trustee or the Paying Agent is unable to apply any money in accordance with Section 4.02 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 4.01 until such time as the Trustee or the Paying Agent is permitted to apply all such money in accordance with Section 4.02; provided, however, that if the Company makes any payment of interest on or principal of any Security following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or Paying Agent.
ARTICLE V
Remedies
SECTION 5.01. Events of Default. “Event of Default,” wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):
(a) default in the payment of the principal of or premium, if any, when due and payable, on any of the Securities (at Stated Maturity, upon required repurchase or otherwise); or
(b) default for 30 days in the payment of an installment of interest on any of the Securities, when due and payable; or
(c) failure by the Company to comply with its obligation to convert any Security in accordance with this Indenture upon exercise of a Holder’s conversion right in accordance with Article XII hereof; or
(d) failure by the Company to provide a Fundamental Change Company Notice pursuant to Section 11.02(b) or notice of a specified corporate transaction required by Section 12.01(a)(iii) or Section 12.01(a)(iv) in accordance with the relevant Section, in each case when due; or
(e) default in the performance or breach of the provisions of Article VIII; or

(f) default in the performance, or breach, of any covenant or agreement of the Company under this Indenture (other than a default in the performance or breach of a covenant or agreement which is specifically dealt with in clauses (a) through (e) above) and such default or breach shall continue for a period of 60 days after written notice has been given, by certified mail:
(x) to the Company by the Trustee; or
(y) to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of the Outstanding Securities;
(g) default or defaults under one or more agreements, instruments, mortgages, bonds, debentures or other evidences of indebtedness under which the Company or any Subsidiary of the Company then has outstanding indebtedness in excess of $20,000,000 in each case, individually or in the aggregate, and either:
(x) such indebtedness is already due and payable in full; or
(y) such default or defaults have resulted in the acceleration of the maturity of such cash indebtedness; or
(h) one or more judgments, orders or decrees of any court or regulatory or administrative agency of competent jurisdiction for the payment of money in excess of $20,000,000 in each case, either individually or in the aggregate, shall be entered against the Company or any Subsidiary of the Company or any of their respective properties and shall not be discharged and there shall have been a period of 60 days after the date on which any period for appeal has expired and during which a stay of enforcement of such judgment, order or decree, shall not be in effect; or
(i) the entry of a decree or order by a court having jurisdiction in the premises (A) for relief in respect of the Company or any Significant Subsidiary in an involuntary case or proceeding under the Federal Bankruptcy Code or any other federal, state or foreign bankruptcy, insolvency, reorganization or similar law or (B) adjudging the Company or any Significant Subsidiary bankrupt or insolvent, or seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Significant Subsidiary under the Federal Bankruptcy Code or any other similar federal, state or foreign law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or any Significant Subsidiary or of any substantial part of any of their properties, or ordering the winding up or liquidation of any of their affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

(j) the institution by the Company or any Significant Subsidiary of a voluntary case or proceeding under the Federal Bankruptcy Code or any other similar federal, state or foreign law or any other case or proceedings to be adjudicated a bankrupt or insolvent, or the consent by the Company or any Significant Subsidiary to the entry of a decree or order for relief in respect of the Company or any Significant Subsidiary in any involuntary case or proceeding under the Federal Bankruptcy Code or any other similar federal, state or foreign law or to the institution of bankruptcy or insolvency proceedings against the Company or any Significant Subsidiary, or the filing by the Company or any Significant Subsidiary of a petition or answer or consent seeking reorganization or relief under the Federal Bankruptcy Code or any other similar federal, state or foreign law, or the consent by it to the filing of any such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or sequestrator (or other similar official) of any of the Company or any Significant Subsidiary or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due or the taking of corporate action by the Company or any Significant Subsidiary in furtherance of any such action
SECTION 5.02. Acceleration of Maturity; Rescission and Annulment. If an Event of Default (other than those covered by clause (i) or (j) of Section 5.01 with respect to the Company) shall occur and be continuing, the Trustee, by notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Securities then Outstanding, by notice to the Trustee and the Company, may declare the principal of, premium, if any, and accrued and unpaid interest, if any, on all of the Outstanding Securities due and payable immediately, upon which declaration, all amounts payable in respect of the Securities shall be due and payable as of the date which is five Business Days after the giving of such notice. If an Event of Default specified in clause (i) or (j) of Section 5.01 with respect to the Company occurs and is continuing, then the principal of, premium, if any, and accrued and unpaid interest, if any, on all the Outstanding Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder of Securities.
After a declaration of acceleration under this Indenture, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the Holders of a majority in aggregate principal amount of the Outstanding Securities, by written notice to the Company and the Trustee, may rescind such declaration if:
(a) the Company has paid or deposited with the Trustee a sum sufficient to pay:
(i) all sums paid or advanced by the Trustee under this Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel;
(ii) all overdue interest on all Securities;
(iii) the principal of and premium, if any, on any Securities which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Securities; and
(iv) to the extent that payment of such interest is lawful, interest upon overdue interest and overdue principal at the rate set forth in the Securities which have become due otherwise than by such declaration of acceleration;
(b) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and

(c) all Events of Default, other than the non-payment of principal of, premium, if any, and interest on the Securities that have become due solely by such declaration of acceleration, have been cured or waived.
No such rescission shall affect any subsequent default or impair any right consequent thereto.
SECTION 5.03. Collection of Indebtedness and Suits for Enforcement by Trustee. The Company covenants that if:
(a) default is made in the payment of any interest on any Security when such interest becomes due and payable and such default continues for a period of 30 days, or
(b) default is made in the payment of the principal of (or premium, if any, on) any Security on the due date for payment thereof, including, with respect to any Security required to have been purchased pursuant to a Fundamental Change offer on the Fundamental Change Purchase Date, the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal (and premium, if any) and interest, and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal (and premium, if any) and on any overdue interest, at the rate provided by the Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.
In addition to the rights and powers set forth in Section 317(a) of the Trust Indenture Act, the Trustee shall be entitled to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and of the Holders of the Securities allowed in any judicial proceeding relative to the Company or any other obligor upon the Securities, its creditors, or its property, and to collect and receive any moneys or other property payable or deliverable on any such claims, and to distribute the same after the deduction of its charges and expenses; and any receiver, assignee or trustee in bankruptcy or reorganization is hereby authorized by each of the Holders to make such payments to the Trustee, and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for compensation and expenses, including counsel fees incurred by it up to the date of such distribution.
If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem necessary to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

SECTION 5.04. Trustee May File Proofs of Claim. In case of any judicial proceeding relative to the Company (or any other obligor upon the Securities), any of its property or any of its creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the Trust Indenture Act in order to have claims of the Holders and the Trustee allowed in any such proceeding. In particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.07.
No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding; provided, however, that the Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and be a member of a creditors’ or other similar committee.
SECTION 5.05. Trustee May Enforce Claims Without Possession of Securities. All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, distributions and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.
SECTION 5.06. Application of Money Collected. Any money collected by the Trustee pursuant to this Article and any money or other property distributable in respect of the Company’s obligations under this Indenture after the occurrence of an Event of Default shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:
FIRST: To the payment of all amounts due the Trustee under Section 6.07;
SECOND: To the payment of the amounts then due and unpaid for principal of (and premium, if any) and interest on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal (and premium, if any) and interest, respectively;
THIRD: To the payment of any and all other amounts due under this Indenture or the Securities; and

FOURTH: To the Company (or such other Person as a court of competent jurisdiction may direct).
SECTION 5.07. Limitation on Suits. Subject to Section 5.08, no Holder of any Security shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless
(a) such Holder has previously given written notice to the Trustee of a continuing Event of Default;
(b) the Holders of not less than 25% in principal amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;
(c) such Holder or Holders have offered to the Trustee indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities to be incurred in compliance with such request;
(d) the Trustee for 45 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and
(e) no direction inconsistent with such written request has been given to the Trustee during such 45-day period by the Holders of a majority in aggregate principal amount of the Outstanding Securities; it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.
SECTION 5.08. Unconditional Right of Holders to Receive Principal, Premium and Interest and Amounts Due upon Conversion of the Securities. Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and (subject to Section 3.07) interest on such Security or the payment of amounts due upon conversion of such Security in each case when due and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.
SECTION 5.09. Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted, subject to the determination in such proceeding.

SECTION 5.10. Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 3.06, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.
SECTION 5.11. Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.
SECTION 5.12. Control by Holders. The Holders of a majority in aggregate principal amount of the Outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, provided that:
(a) such direction shall not be in conflict with any rule of law or with this Indenture, and
(b) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.
SECTION 5.13. Waiver of Past Defaults. The Holders of not less than a majority in aggregate principal amount of the Outstanding Securities may on behalf of the Holders of all the Securities waive any past default hereunder and its consequences, except a default
(a) in the payment of the principal of (or premium, if any) or interest on any Security (including any Security which is required to have been purchased pursuant to a Fundamental Change offer) or
(b) in respect of a covenant or provision hereof which under Article IX cannot be modified or amended without the consent of the Holder of each Outstanding Security affected.
Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

SECTION 5.14. Undertaking for Costs. All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, a court may require any party litigant, other than the Trustee, in such suit to file an undertaking to pay the costs of such suit (including reasonable counsel fees and expenses), and may assess costs against any such party litigant, in the manner and to the extent provided in the Trust Indenture Act; provided, that neither this Section nor the Trust Indenture Act shall be deemed to authorize any court to require such an undertaking or to make such an assessment in any suit instituted by the Company, in any suit instituted by the Trustee, in any suit instituted by any Holder or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Securities, or in any suit instituted by any Holder for the enforcement of the payment of the principal of (or premium, if any) or interest on any Security on or after the Stated Maturity expressed in such Security (or, in the case of a Fundamental Change offer, on or after the Fundamental Change Purchase Date).
SECTION 5.15. Waiver of Stay or Extension Laws. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury, stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.
SECTION 5.16. Additional Interest. Notwithstanding any provisions of this Indenture to the contrary, if the Company so elects, the sole remedy for an Event of Default relating to any obligation to file documents and reports with the Trustee as required by Section 314(a)(1) of the Trust Indenture Act, Section 7.04 of this Indenture or Section 10.06 of this Indenture shall for the first 180 days following the occurrence of such Event of Default consist exclusively of the right to receive Additional Interest on the Securities equal to 0.50% per annum of the principal amount of the Securities. In order to elect to pay Additional Interest as the sole remedy during the first 180 days after the occurrence of an Event of Default described in the preceding sentence, the Company must (i) give notice to Holders of the Securities, the Trustee and the Paying Agent of such election on or before the close of business on the 5th Business Day after the date on which such Event of Default occurs and (ii) pay such Additional Interest on or before the date on which such Event of Default first occurs. Upon the failure to timely give all Holders, the Trustee and the Paying Agent such notice or to pay such Additional Interest, the Securities will be subject to immediate acceleration as provided in this Indenture. On the 180th day after such Event of Default occurs (if such Event of Default is not cured or waived prior to such 180th day), the Securities shall be subject to acceleration as provided in this Indenture. This Section 5.16 shall not affect the rights of Holders of Securities in the event of the occurrence of any other Event of Default.

ARTICLE VI
The Trustee
SECTION 6.01. Certain Duties and Responsibilities. (a) Except during the continuance of an Event of Default,
(i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
(ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by the provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).
(b) In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such his or her own affairs.
(c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligence or willful misconduct, except that: (i) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers under this Indenture, unless the Trustee has received security and indemnity satisfactory to it against any loss, liability or expense; (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless the Trustee was negligent in ascertaining the pertinent facts; and (iii) this Subsection (c) shall not be construed to limit the effect of Subsections (a) and (e) of this Section.
(d) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 6.01.
(e) The Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in aggregate principal amount of the Outstanding Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.

SECTION 6.02. Notice of Defaults. If a Default or an Event of Default occurs and is continuing and is actually known to the Trustee, the Trustee shall transmit by mail to all Holders, as their names and addresses appear in the Security Register, notice of such Default or Event of Default hereunder actually known to the Trustee within 90 days after obtaining such actual knowledge, unless such Default shall have been cured or waived; provided, however, that, except in the case of a Default or an Event of Default in the payment of the principal of, premium, if any, or interest on any Security, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders.
SECTION 6.03. Certain Rights of Trustee. Subject to the provisions of Section 6.01:
(a) the Trustee may conclusively rely as to the truth of the statements and correctness of the opinions expressed therein and shall be fully protected in acting or refraining from acting upon any resolution, Officer’s Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties;
(b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors of the Company may be sufficiently evidenced by a Board Resolution of the Company;
(c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) shall be entitled to receive and may, in the absence of bad faith on its part, conclusively rely upon an Officer’s Certificate;
(d) the Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;
(e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;
(f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled (subject to reasonable confidentiality arrangements as may be proposed by the Company) to make reasonable examination (upon prior notice and during regular business hours) of the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;

(g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or custodians or nominees and the Trustee shall not be responsible for the supervision of, or any misconduct or negligence on the part of, any agent or attorney appointed with due care by it hereunder and shall not be responsible for the supervision of officers and employees of such agents or attorneys;
(h) the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;
(i) in the event that the Trustee is also acting as Authenticating Agent, Paying Agent, Security Registrar or Securities Custodian hereunder, the rights and protections afforded to the Trustee pursuant to this Article VI, including its right to be indemnified, shall also be afforded to such Authenticating Agent, Paying Agent, Security Registrar and Securities Custodian;
(j) the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture;
(k) in no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action; and
(l) the Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.
SECTION 6.04. Not Responsible for Recitals or Issuance of Securities. The recitals contained herein and in the Securities, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company, and the Trustee or any Authenticating Agent assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities. The Trustee shall not be accountable for the use or application by the Company of Securities or the proceeds thereof.
SECTION 6.05. May Hold Securities. The Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar, any Securities Custodian or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 6.08 and 6.13, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Security Registrar, Securities Custodian or such other agent.

SECTION 6.06. Money Held in Trust. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.
SECTION 6.07. Compensation and Reimbursement. The Company agrees (1) to pay to the Trustee from time to time such compensation as the Company and the Trustee shall from time to time agree in writing for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust); (2) except as otherwise expressly provided herein, to promptly reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may have been caused by its gross negligence or willful misconduct; and (3) to indemnify the Trustee, its directors, officers, agents and employees for, and to hold them harmless against, any and all loss, damage, claim, liability or expense incurred without gross negligence or willful misconduct on its part, including taxes (other than taxes based upon, measured by or determined by the revenue or income of the Trustee), arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim (whether asserted by the Company, a Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder.
The Trustee shall have a lien prior to the Securities as to all property and funds held by it hereunder for any amount owing to it pursuant to this Section 6.07, except with respect to funds held in trust for the benefit of the Holders of particular Securities.
Without limiting any rights available to the Trustee under this Indenture or applicable law, when the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 5.01(i) or Section 5.01(j), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable federal or state bankruptcy, insolvency or other similar law.
Notwithstanding any provisions of this Indenture, the provisions of this Section shall survive the resignation or removal of the Trustee and any satisfaction and discharge, or termination, of this Indenture.
“Trustee” for purposes of this Section shall include any predecessor Trustee; provided, however, that the negligence, willful misconduct or bad faith of any Trustee hereunder shall not affect the rights of any other Trustee hereunder.

SECTION 6.08. Conflicting Interests. If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.
SECTION 6.09. Corporate Trustee Required; Eligibility. There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has, or is a wholly owned subsidiary of a bank holding company that has, a combined capital and surplus of at least $50,000,000 and a Corporate Trust Office in the Borough of Manhattan, The City of New York. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of a Federal or State supervising or examining authority, then for the purposes of this Section and to the extent permitted by the Trust Indenture Act, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.
SECTION 6.10. Resignation and Removal; Appointment of Successor. (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 6.11.
(b) The Trustee may resign at any time by giving written notice thereof to the Company. If an instrument of acceptance by a successor Trustee in accordance with the applicable requirements of Section 6.11 shall not have been delivered to the Company and the resigning Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee.
(c) The Trustee may be removed at any time by Act of the Holders of a majority in aggregate principal amount of the Outstanding Securities, delivered to the Trustee and to the Company. If an instrument of acceptance by a successor Trustee in accordance with the applicable requirements of Section 6.11 shall not have been delivered to the Company and the Trustee being removed within 30 days after the giving of such notice of removal, the Trustee being removed may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee.
(d) If at any time:
(i) the Trustee shall fail to comply with Section 6.08 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security or Securities for at least six months, or
(ii) the Trustee shall cease to be eligible under Section 6.09 and shall fail to resign after written request therefor by the Company or by any such Holder, or
(iii) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (A) the Company, by a Board Resolution, may remove the Trustee, or (B) subject to Section 5.14, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
(e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in aggregate principal amount of the Outstanding Securities delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 6.11, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in accordance with the applicable requirements of Section 6.11, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.
(f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to all Holders in the manner provided in Section 1.06. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.
(g) The resignation or removal of the Trustee pursuant to this Section 6.10 shall not affect the obligation of the Company to indemnify the Trustee pursuant to Section 6.07(3) in connection with the exercise or performance by the Trustee prior to its resignation or removal of any of its powers or duties hereunder.
(h) No Trustee under this Indenture shall be liable for any action or omission of any successor Trustee.
SECTION 6.11. Acceptance of Appointment by Successor. Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.
No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

SECTION 6.12. Merger, Conversion, Consolidation or Succession to Business. Any Person into which the Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided, however, that such Person shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.
SECTION 6.13. Preferential Collection of Claims Against the Company. If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).
SECTION 6.14. Appointment of Authenticating Agent. The Trustee may appoint an Authenticating Agent or Agents, reasonably acceptable to the Company, which shall be authorized to act on behalf of the Trustee to authenticate Securities issued upon original issue and upon exchange or registration of transfer or partial purchase or pursuant to Section 3.06, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.
Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to all or substantially all of the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided that such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall give notice of such appointment in the manner provided in Section 1.06, to all Holders as their names and addresses appear in the Security Register. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all of the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.
The Company agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section.
If an appointment is made pursuant to this Section, the Securities may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternative certificate of authentication in the following form:
This is one of the Securities described in the within-mentioned Indenture.
Dated:

The Bank of New York Mellon, as Trustee
By
As Authentication Agent

By
Authorized Signatory
ARTICLE VII
Holders’ Lists and Reports by Trustee and Company
SECTION 7.01. Company to Furnish Trustee Names and Addresses of Holders. The Company will furnish or cause to be furnished to the Trustee a list of the names and addresses of the Holders in such form as the Trustee may reasonably request in writing, within 30 days after the receipt by the Company of any such request, as of a date not more than 15 days prior to the time such list is furnished; excluding from any such list names and addresses received by the Trustee in its capacity as Security Registrar.
SECTION 7.02. Preservation of Information; Communications to Holders. (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 7.01 and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar, if so acting.

(b) The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Securities, and the corresponding rights and duties of the Trustee, shall be as provided by the Trust Indenture Act.
(c) Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of any of them shall be held accountable by reason of any disclosure of information as to the names and addresses of Holders made pursuant to the Trust Indenture Act.
SECTION 7.03. Reports by Trustee. (a) Within 60 days after June 15 of each year commencing June 15, 2011, the Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture to the extent required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto.
(b) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which the Securities are listed (if any), with the Commission and with the Company. The Company will promptly notify the Trustee when the Securities are listed on any stock exchange and of any delisting thereof.
SECTION 7.04. Reports by Company. The Company shall file with the Trustee and the Commission, and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to the Trust Indenture Act; provided that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act shall be filed with the Trustee within 15 days after the same is so required to be filed with the Commission. The availability of the foregoing reports on the Commission’s EDGAR service (or successor thereof) shall be deemed to satisfy the Company’s delivery obligations to the Trustee and the Holders.
Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

ARTICLE VIII
Consolidation, Merger, Conveyance, Transfer or Lease
SECTION 8.01. Company May Consolidate, Etc. Only on Certain Terms. The Company will not, in any transaction or series of transactions, merge or consolidate with or into, or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets as an entirety to, any Person or Persons unless at the time and after giving effect thereto:
(a) either:
(i) if the transaction or transactions is a merger or consolidation, the Company shall be the surviving Person of such merger or consolidation, or
(ii) the Person formed by such consolidation or into which the Company is merged or to which the properties and assets of the Company, substantially as an entirety, are transferred (any such surviving Person or transferee Person being the “Surviving Entity”) shall be a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and shall expressly assume by a supplemental indenture executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Securities and this Indenture, and in each case, this Indenture and the Securities shall remain in full force and effect; and
(b) immediately after giving effect to such transaction or series of transactions on a pro forma basis, no Default or Event of Default shall have occurred and be continuing.
In connection with any consolidation, merger, transfer, lease, assignment or other disposition contemplated by the foregoing provisions of this Section 8.01, the Company shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, transfer, lease, assignment, or other disposition and the supplemental indenture in respect thereof (required under Section 8.01(a)(ii)) comply with the requirements of this Indenture.
SECTION 8.02. Successor Substituted. Upon any consolidation or merger, or any sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of the Company in accordance with Section 8.01, the successor Person formed by such consolidation or into which the Company is merged or the successor Person to which such sale, assignment, conveyance, transfer, lease or disposition is made shall succeed to, and be substituted for, and may exercise every right and power of the Company under the Securities and this Indenture, as applicable, with the same effect as if such successor had been named as the Company in the Securities and this Indenture, as the case may be, and, except in the case of a lease, the Company shall be released and discharged from its obligations thereunder.
ARTICLE IX
Amendments; Waivers; Supplemental Indentures
SECTION 9.01. Amendments, Waivers and Supplemental Indentures Without Consent of Holders. Without the consent of any Holders, when authorized by a Board Resolution, the Company and the Trustee, at any time and from time to time, may together amend, waive or supplement this Indenture or the Securities, for any of the following purposes:
(a) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company herein and in the Securities and to evidence the assumption of obligations under this Indenture;

(b) to add to the covenants of the Company for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company;
(c) to secure the Securities;
(d) to add guarantees with respect to the Securities;
(e) to cure any ambiguity or omission or to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein that does not adversely affect Holders;
(f) to make any change that does not adversely affect the rights of the Holders; or
(g) to conform the provisions of this Indenture to the “Description of the Notes” section of the Offering Memorandum;
provided, however, that (i) such amendment, waiver or supplement does not adversely affect the rights of any Holder of Securities and (ii) the Company shall have delivered to the Trustee an Opinion of Counsel and Officer’s Certificate stating that such action pursuant to clauses (a) to (f) above is permitted by this Indenture. The Trustee shall not be obligated to enter into any such amendment, waiver or supplemental indenture that adversely affects its own rights, duties or immunities under this Indenture or otherwise.
SECTION 9.02. Modifications, Amendments and Supplemental Indentures with Consent of Holders. With the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by Board Resolutions, and the Trustee may together modify, amend or supplement this Indenture or the Securities for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders under this Indenture; provided, however, that no such modification, amendment or supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby,
(a) reduce the principal amount of, extend the Stated Maturity of or alter the repurchase provisions of, the Securities;
(b) change the currency in which any Securities or any premium or the interest thereon is payable;
(c) reduce the percentage in principal amount of Outstanding Securities that must consent to an amendment, supplement or waiver or consent to take any action under this Indenture or the Securities;
(d) impair the right to institute suit for the enforcement of any payment on or with respect to the Securities;
(e) waive a default in payment with respect to the Securities;

(f) reduce or change the rate or time for payment of interest on the Securities;
(g) make any change that adversely affects the conversion rights of any Security;
(h) reduce the Fundamental Change Purchase Price or amend or modify in any manner adverse to the Holders of Securities the Company’s obligation to make any such payment, whether through an amendment or waiver of provisions in the covenants or definitions related thereto or otherwise; or
(i) other than in accordance with the provisions of this Indenture, eliminate any existing Subsidiary Guarantee of the Securities.
It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed amendment or supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.
The Trustee shall join with the Company in the execution of such amended or supplemental indenture unless such amended or supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amendment or supplemental indenture.
After an amendment or supplemental indenture under this Indenture becomes effective, the Company shall mail to the Holders a notice briefly describing such amendment. However, the failure to give such notice to all the Holders, or any defect in the notice, will not impair or affect the validity of the amendment.
SECTION 9.03. Execution of Supplemental Indentures. In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be given, and (subject to Section 6.01) shall be fully protected in relying upon, an Opinion of Counsel and an Officer’s Certificate stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise; provided that the Trustee shall enter into and execute all other supplemental indentures which satisfy all applicable conditions under this Article IX.
SECTION 9.04. Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.
SECTION 9.05. Conformity with Trust Indenture Act. Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

SECTION 9.06. Reference in Securities to Supplemental Indentures. Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture, provided that any failure by the Trustee to make such notation shall not affect the validity of the matter provided for in such supplemental indenture or any Security hereunder. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities.
SECTION 9.07. Waiver of Certain Covenants. The Company may omit in any particular instance to comply with any covenant or condition set forth in Section 8.01 and pursuant to Section 9.01(ii), if before the time for such compliance the Holders of at least a majority in aggregate principal amount of the Outstanding Securities shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such covenant or condition shall remain in full force and effect.
SECTION 9.08. No Liability for Certain Persons. No director, officer, employee, or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Securities or this Indenture based on or by reason of such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. The foregoing waiver and release are an integral part of the consideration for the issuance of the Securities.
ARTICLE X
Covenants
SECTION 10.01. Payment of Principal, Premium and Interest. The Company shall duly and punctually pay the principal of (and premium, if any) and interest on the Securities in accordance with the terms of the Securities and this Indenture. The Company will deposit or cause to be deposited with the Trustee or its nominee, no later than the opening of business on the date of the Stated Maturity of any Security or no later than the opening of business on the due date for any installment of interest, all payments so due, which payments shall be in immediately available funds on the date of such Stated Maturity or due date as the case may be.
SECTION 10.02. Maintenance of Office or Agency. The Company shall maintain in the Borough of Manhattan, The City of New York, an office or agency where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at a Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands. In the event any such notice or demands are so made or served on the Trustee, the Trustee shall as soon as practicable forward copies thereof to the Company.

The Company may also from time to time designate one or more other offices or agencies (in or outside the Borough of Manhattan, The City of New York) where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.
The Company hereby initially designates the Trustee as Paying Agent and Security Registrar, and the Corporate Trust Office of the Trustee in the Borough of Manhattan, The City of New York, located at 101 Barclay Street, Floor 8 West, New York, New York 10286, Attention: Corporate Trust Administration, as one such office or agency of the Company for each of the aforesaid purposes.
SECTION 10.03. Money for Security Payments to be Held in Trust. If the Company shall at any time act as its own Paying Agent, it will, on or before each due date of the principal of (and premium, if any) or interest on any of the Securities, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.
Whenever the Company shall have one or more Paying Agents, the Company will, prior to 11:00 a.m., New York City time, on each due date of the principal of (and premium, if any) or interest on any Securities, deposit with a Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held as provided by the Trust Indenture Act, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.
The Company shall cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will: (i) comply with the provisions of the Trust Indenture Act applicable to it as Paying Agent and (ii) during the continuance of any default by the Company (or any other obligor upon the Securities) in the making of any payment in respect of the Securities, upon the written request of the Trustee, forthwith pay to the Trustee all sums held in trust by such Paying Agent as such.
The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by such Paying Agent; and, upon such payment by any Paying Agent (other than the Company) to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any) or interest on any Security and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.
SECTION 10.04. Existence; Activities. Subject to Article VIII, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and material franchises; provided, however, that the Company shall not be required to preserve any such right or franchise if the Board of Directors of the Company in good faith shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holders.
SECTION 10.05. Statement by Officers as to Default; Compliance Certificates. (a) The Company shall deliver to the Trustee, prior to March 31 in each year commencing with the year beginning on January 1, 2011, an Officer’s Certificate, stating whether or not to the best knowledge of the signers thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder), and if the Company shall be in default, specifying all such defaults and the nature and status thereof of which he or she may have knowledge.
(b) The Company shall deliver to the Trustee, as soon as possible and in any event within five days after the Company becomes aware of the occurrence of a Default or an Event of Default, an Officer’s Certificate setting forth the details of such Default or Event of Default, and the action which the Company proposes to take with respect thereto.

SECTION 10.06. Provision of Financial Information. For so long as the Securities are outstanding, whether or not the Company is subject to Section 13(a) or 15(d) of the Exchange Act, or any successor provision thereto, the Company shall file with the Commission (if permitted by Commission practice and applicable law and regulations) the annual reports, quarterly reports and other documents which the Company would have been required to file with the Commission pursuant to such Section 13(a) or 15(d) or any successor provision thereto if the Company were so subject, such documents to be filed with the Commission on or prior to the respective dates (the “Required Filing Dates”) by which the Company would have been required so to file such documents if the Company were so subject. If, notwithstanding the preceding sentence, filing such documents by the Company with the Commission is not permitted by Commission practice or applicable law or regulations, the Company will transmit (or cause to be transmitted) by mail to the Trustee and all Holders of the Securities, as their names and addresses appear in the Securities Register, copies of such documents on or prior to the Required Filing Date.
SECTION 10.07. Rule 144A Information Requirement and Annual Reports.
(a) At any time the Company is not subject to Sections 13 or 15(d) of the Exchange Act, the Company shall, so long as any of the Securities or any shares of Common Stock issuable upon conversion thereof shall, at such time, constitute “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, promptly provide to the Trustee and shall, upon written request, provide to any Holder, beneficial owner or prospective purchaser of such Securities or any shares of Common Stock issued upon conversion of such Securities, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to facilitate the resale of such Securities or shares of Common Stock pursuant to Rule 144A under the Securities Act. The Company shall take such further action as any Holder or beneficial owner of such Securities or such Common Stock may reasonably request to the extent required from time to time to enable such Holder or beneficial owner to sell such Securities or shares of Common Stock in accordance with Rule 144A under the Securities Act, as such rule may be amended from time to time.
(b) If, at any time during the six-month period beginning on, and including, the date that is six months after the last date of original issuance of the Securities, the Company fails to timely file any document or report that it is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act, as applicable (after giving effect to all applicable grace periods thereunder and other than reports on Form 8-K), or the Securities are not otherwise freely tradable by Holders other than the Company’s Affiliates (as a result of restrictions pursuant to U.S. securities law or the terms of this Indenture or the Securities), the Company shall pay Additional Interest on the Securities. Such Additional Interest shall accrue on the Securities at the rate of 0.50% per annum of the principal amount of the Securities outstanding for each day during such period for which the Company’s failure to file has occurred and is continuing. As used in this Section 10.07(b), documents or reports that the Company is required to “file” with the Commission pursuant to Section 13 or 15(d) of the Exchange Act does not include documents or reports that the Company furnishes to the Commission pursuant to Section 13 or 15(d) of the Exchange Act.
(c) If, and for so long as, the restrictive legend on the Securities specified in Section 3.05(b) has not been removed, the Securities are assigned a restricted CUSIP or the Securities are not otherwise freely tradable by Holders other than the Company’s Affiliates (without restrictions pursuant to U.S. securities law or the terms of this Indenture or the Securities) as of the 365th day after the last date of original issuance of the Securities, the Company shall pay Additional Interest on the Securities at a rate equal to 0.50% per annum of the principal amount of Securities outstanding until the restrictive legend on the Securities has been removed in accordance with Section 3.05(b) and the Securities are freely tradable by Holders other than the Company’s Affiliates (without restrictions pursuant to U.S. securities law or the terms of this Indenture or the Securities).

(d) Such Additional Interest will be payable in arrears on each Interest Payment Date following accrual in the same manner as regular interest on the Securities.
(e) The Additional Interest that is payable in accordance with Section 10.07(b) or Section 10.07(c) shall be in addition to, and not in lieu of, any Additional Interest that may be payable as a result of the Company’s election pursuant to Section 5.16.
(f) If Additional Interest is payable by the Company pursuant to Section 10.07(b) or Section 10.07(c), the Company shall deliver to the Trustee an Officers’ Certificate to that effect stating (i) the amount of such Additional Interest that is payable and (ii) the date on which such Additional Interest is payable. Unless and until a Responsible Officer of the Trustee receives at the Corporate Trust Office such a certificate, the Trustee may assume without inquiry that no such Additional Interest is payable. If the Company has paid Additional Interest directly to the Persons entitled to it, the Company shall deliver to the Trustee an Officers’ Certificate setting forth the particulars of such payment.
SECTION 10.08. Subsidiary Guarantees. If, on any date after the Issue Date, any Subsidiary that is not already a Guarantor guarantees obligations under the indenture governing the 2018 Senior Notes, then the provisions of Article XIII shall apply to the Securities and such Subsidiary and the Company shall cause such Subsidiary to execute and deliver a supplemental indenture in the form attached as Exhibit D hereto and deliver an Opinion of Counsel to the Trustee within 10 Business Days of the date on which such Subsidiary was required to guarantee the Securities to the effect that such supplemental indenture has been duly authorized, executed and delivered by such Subsidiary and constitutes a valid and binding agreement of such Subsidiary, enforceable in accordance with its terms (subject to customary exceptions). The Subsidiary Guarantee of a Subsidiary Guarantor shall be released at such time as such Subsidiary Guarantor ceases to guarantee obligations under the indenture governing the 2018 Senior Notes.
ARTICLE XI
Redemption of Securities; Fundamental Changes and Purchases Thereupon
SECTION 11.01. No Right of Redemption. The Securities are not redeemable at the election of the Company prior to the Stated Maturity.

SECTION 11.02. Purchase at Option of Holders Upon a Fundamental Change:
(a) If a Fundamental Change occurs at any time, then each Holder of Securities shall have the right, at such Holder’s option, to require the Company to purchase for cash any or all of such Holder’s Securities, or any portion of the principal amount thereof, that is equal to $1,000 or a multiple of $1,000, on a date specified by the Company that is no earlier than the 20th calendar day following the date of, and no later than the 35th calendar day following the date of, delivery of the Fundamental Change Company Notice (the “Fundamental Change Purchase Date”), at a purchase price equal to 100% of the principal amount thereof, together with accrued and unpaid interest thereon to, but excluding, the Fundamental Change Purchase Date (the “Fundamental Change Purchase Price”); provided, however, that if a Fundamental Change Purchase Date is after a Regular Record Date and on or prior to the Interest Payment Date to which such Regular Record Date relates, the interest payable in respect of such Interest Payment Date shall be payable to the Holders of record as of the corresponding Regular Record Date and the Fundamental Change Purchase Price shall be equal to 100% of the principal amount of the Securities to be purchased pursuant to this Article XI. The requirement for the Company to purchase any Securities on the Fundamental Change Purchase Date will be subject to extension to comply with applicable law.
Purchases of Securities under this Section 11.02 shall be made, at the option of the Holder thereof, upon:
(i) delivery to the Paying Agent by a Holder of a duly completed notice (the “Fundamental Change Purchase Notice”) in the form set forth on the reverse of the Security as Exhibit C thereto, if the Securities are Definitive Securities, or in compliance with the Depositary’s procedures for tendering interests in Global Securities, if the Securities are not Definitive Securities, in each case prior to the close of business on the Business Day immediately preceding the Fundamental Change Purchase Date; and
(ii) delivery of the Securities, in the case of Definitive Securities, to the Paying Agent appointed by the Company (together with all necessary endorsements for transfer), or book-entry transfer of the Securities, in compliance with the procedures of the Depositary, such delivery or transfer being a condition to receipt by the Holder of the Fundamental Change Purchase Price therefor.
The Fundamental Change Purchase Notice in respect of any Securities to be purchased shall state:
(i) if such Securities are Definitive Securities, the certificate numbers of such Securities;
(ii) the portion of the principal amount of such Securities, which must be $1,000 or a multiple thereof; and
(iii) that such Securities are to be purchased by the Company pursuant to the applicable provisions of the Securities and this Indenture;
provided, however, that if such Securities are in global form, the Fundamental Change Purchase Notice must also comply with appropriate procedures of the Depositary.

Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Fundamental Change Purchase Notice contemplated by this Section 11.02 shall have the right to withdraw, in whole or in part, such Fundamental Change Purchase Notice at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 11.04 below. The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Purchase Notice or written notice of withdrawal thereof.
(b) Fundamental Change Company Notice. On or before the 20th calendar day after the occurrence of a Fundamental Change, the Company shall provide to all Holders, the Trustee and the Paying Agent (in the case of any Paying Agent other than the Trustee) a notice (the “Fundamental Change Company Notice”) of the occurrence of such Fundamental Change and of the purchase right at the option of the Holders arising as a result thereof. Such notice shall be sent by first class mail or, in the case of any Global Securities, in accordance with the procedures of the Depositary for providing notices. Simultaneously with providing such Fundamental Change Company Notice, the Company shall publish a notice containing the information included therein in a newspaper of general circulation in New York, New York or shall publish such information on the Company’s website or through such other public medium as the Company may use at such time. Each Fundamental Change Company Notice shall specify:
(i) the events causing a Fundamental Change;
(ii) the date of the Fundamental Change;
(iii) the last date on which a Holder of Securities may exercise the repurchase right pursuant to this Article XI;
(iv) the Fundamental Change Purchase Price;
(v) the Fundamental Change Purchase Date;
(vi) the name and address of the Paying Agent and the Conversion Agent, if applicable;
(vii) if applicable, the applicable Conversion Rate and any adjustments to the applicable Conversion Rate;
(viii) if applicable, that the Securities with respect to which a Fundamental Change Purchase Notice has been delivered by a Holder may be converted only if the Holder withdraws the Fundamental Change Purchase Notice in accordance with this Indenture; and
(ix) the procedures that Holders must follow to require the Company to purchase their Securities.
No failure of the Company to give the foregoing notices and no defect therein shall limit the purchase rights of the Holders of Securities or affect the validity of the proceedings for the purchase of the Securities pursuant to this Section 11.02.

(c) No Payment During Events of Default. There shall be no purchase of any Securities pursuant to this Section 11.02 if there has occurred and is continuing an Event of Default with respect to the Securities (other than an Event of Default that is cured by the payment of the Fundamental Change Purchase Price of the Securities). The Paying Agent will promptly return to the respective Holders thereof any Definitive Securities held by it during the continuance of an Event of Default (other than an Event of Default that is cured by the payment of the Fundamental Change Purchase Price with respect to the Securities) and shall deem canceled any instructions for book-entry transfer of the Securities in compliance with the procedures of the Depositary, in which case, upon such return and cancelation, the Fundamental Change Purchase Notice with respect thereto shall be deemed to have been withdrawn.
SECTION 11.03. Effect of Fundamental Change Purchase Notice. Upon receipt by the Paying Agent of the Fundamental Change Purchase Notice specified in Section 11.02 hereof, the Holder of the Security in respect of which such Fundamental Change Purchase Notice was given shall (unless such Fundamental Change Purchase Notice is withdrawn in accordance with Section 11.04 hereof) thereafter be entitled to receive solely the Fundamental Change Purchase Price in cash with respect to such Security. Such Fundamental Change Purchase Price shall be paid to such Holder, subject to receipt of funds by the Paying Agent, on the later of (x) the Fundamental Change Purchase Date with respect to such Security (provided, the conditions in Section 11.02 hereof have been satisfied) and (y) the time of delivery or book-entry transfer of such Security to the Paying Agent by the Holder thereof in the manner required by Section 11.02 hereof.
SECTION 11.04. Withdrawal of Fundamental Change Purchase Notice. A Fundamental Change Purchase Notice may be withdrawn (in whole or in part) by means of a written notice of withdrawal delivered to the Paying Agent in accordance with the Fundamental Change Company Notice at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Purchase Date, specifying:
(i) the principal amount of the Securities with respect to which such notice of withdrawal is being submitted;
(ii) if Definitive Securities have been issued, the certificate numbers of the withdrawn Securities; and
(iii) the principal amount, if any, of such Securities that remains subject to the original Fundamental Change Purchase Notice, which portion must be in principal amounts of $1,000 or a multiple of $1,000;
provided, however, that if Definitive Securities have not been issued, the notice must comply with appropriate procedures of the Depositary.
The Paying Agent will promptly return to the respective Holders thereof any Definitive Securities with respect to which a Fundamental Change Purchase Notice has been withdrawn in compliance with the provisions of this Section 11.04.

SECTION 11.05. Deposit of Fundamental Change Purchase Price. Prior to 11:00 a.m. (local time in The City of New York) on the Fundamental Change Purchase Date, the Company shall deposit with the Paying Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided herein) an amount of money (in immediately available funds if deposited on such Business Day) sufficient to pay the Fundamental Change Purchase Price of all the Securities or portions thereof that are to be purchased as of the Fundamental Change Purchase Date. If the Paying Agent holds cash or securities sufficient to pay the Fundamental Change Purchase Price of the Securities for which a Fundamental Change Purchase Notice has been tendered and not withdrawn in accordance with this Indenture on the Fundamental Change Purchase Date, then as of such Fundamental Change Purchase Date, (a) such Securities will cease to be outstanding and interest will cease to accrue thereon (whether or not book-entry transfer of such Securities is made or such Securities have been delivered to the Paying Agent) and (b) all other rights of the Holders in respect thereof will terminate (other than the right to receive the Fundamental Change Purchase Price and previously accrued and unpaid interest upon delivery or book-entry transfer of such Securities).
SECTION 11.06. Securities Purchased in Whole or in Part. Any Security that is to be purchased, whether in whole or in part, shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires in the case of Definitive Securities, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Security so surrendered that is not purchased.
SECTION 11.07. Covenant to Comply With Applicable Laws Upon Purchase of Securities. In connection with any offer to purchase Securities under Section 11.02 hereof, the Company shall, in each case if required, (i) comply with Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act that may then be applicable, (ii) file a Schedule TO or any other required schedule under the Exchange Act and (iii) otherwise comply with all federal and state securities laws so as to permit the rights and obligations under Section 11.02 to be exercised in the time and in the manner specified in Section 11.02.
SECTION 11.08. Repayment to the Company. To the extent that the aggregate amount of cash deposited by the Company pursuant to Section 11.05 exceeds the aggregate Fundamental Change Purchase Price of the Securities or portions thereof that the Company is obligated to purchase as of the Fundamental Change Purchase Date, then, following the Fundamental Change Purchase Date, the Paying Agent shall promptly return any such excess to the Company.

ARTICLE XII
Conversion
SECTION 12.01. Right to Convert. (a) Subject to and upon compliance with the provisions of this Indenture, each Holder of Securities shall have the right, at such Holder’s option, to convert the principal amount of any such Securities, or any portion of such principal amount equal to $1,000 or a multiple of $1,000 thereof, at the Conversion Rate in effect on the Conversion Date for such Securities, (x) prior to the close of business on the Business Day immediately preceding November 15, 2015, only upon satisfaction of one or more of the conditions described in clauses (i) through (iv) below and (y) on or after November 15, 2015, at any time prior to the close of business on the second Scheduled Trading Day immediately preceding May 15, 2016, irrespective of the conditions described in clauses (i) through (iv) below:
(i) Prior to the close of business on the Business Day immediately preceding November 15, 2015, a Holder of Securities may surrender all or a portion of its Securities for conversion during any fiscal quarter (and only during such fiscal quarter) commencing after March 31, 2011 if the Last Reported Sale Price of the Common Stock for at least 20 Trading Days (whether or not consecutive) during the period of 30 consecutive Trading Days ending on the last Trading Day of the immediately preceding fiscal quarter is greater than or equal to 130% of the applicable Conversion Price in effect on each applicable Trading Day. The Company shall notify the Trustee and the Conversion Agent if the Securities become convertible in accordance with this Section 12.01(a)(i).
(ii) Prior to the close of business on the Business Day immediately preceding November 15, 2015, a Holder of Securities may surrender its Securities for conversion during the five Business Day period after any 10 consecutive Trading Day period (the “Measurement Period”) in which the Trading Price per $1,000 principal amount of Securities, as determined following a request by a Holder of Securities in accordance with the procedures set forth in this Section 12.01(a)(ii), for each Trading Day of such period was less than 98% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate on such Conversion Date (the “Trading Price Condition”). The Bid Solicitation Agent, if other than the Company, shall have no obligation to determine the Trading Price of the Securities in accordance with this Section 12.01(a)(ii) unless requested by the Company, and the Company shall have no obligation to make such request (or, if the Company is acting as Bid Solicitation Agent, will have no obligation to determine the Trading Price) unless a Holder of Securities provides the Company with reasonable evidence that the Trading Price per $1,000 principal amount of Securities would be less than 98% of the product of the Last Reported Sale Price of the Common Stock and the applicable Conversion Rate. The Company shall instruct the Bid Solicitation Agent to determine (or, if the Company is then acting as Bid Solicitation Agent, the Company shall determine) the Trading Price of the Securities beginning on the next Trading Day promptly following the receipt of such evidence and on each successive Trading Day until such Trading Day on which the Trading Price per $1,000 principal amount of Securities is greater than or equal to 98% of the product of the Last Reported Sale Price of the Common Stock and the applicable Conversion Rate. If the Company does not so instruct the Bid Solicitation Agent to obtain (or, if the Company is then acting as Bid Solicitation Agent, the Company does not obtain)

bids when required, the Trading Price per $1,000 principal amount of the Securities will be deemed to be less than 98% of the product of the Last Reported Sale Price of the Common Stock and the applicable Conversion Rate on each day the Company fails to do so. If the Trading Price Condition has been met, the Company shall so notify Holders, the Trustee and the Conversion Agent within one Business Day. If, at any time after the Trading Price Condition has been met, the Trading Price per $1,000 principal amount of Securities is greater than or equal to 98% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate for such date, the Company shall so notify the holders of the Securities, the Trustee and the Conversion Agent within one Business Day.
(iii) If the Company elects to:
(A)
issue to all or substantially all holders of Common Stock certain rights or warrants entitling them to purchase, for a period expiring within 60 days after the announcement date of such issuance, shares of Common Stock at less than the average of the Last Reported Sale Prices of a share of Common Stock for the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the date of announcement of such issuance; or

(B)
distribute to all or substantially all holders of Common Stock assets, debt securities or rights to purchase securities of the Company, which distribution has a per share value, as reasonably determined by the Board of Directors, exceeding 10% of the Last Reported Sale Price of the Common Stock on the Trading Day preceding the date of announcement for such distribution, then, in each case, the Company shall notify the Holders of the Securities at least 50 Scheduled Trading Days prior to the Ex-Dividend Date for such issuance or distribution. Once the Company has given such notice, Holders may surrender Securities for conversion at any time until the earlier of the close of business on the Business Day immediately prior to such Ex-Dividend Date or the Company’s announcement that such issuance or distribution will not take place, even if the Securities are not otherwise convertible at such time. Notwithstanding the foregoing, a Holder of Securities may not convert its Securities under the provisions of this Section 12.01(a)(iii) if such Holder will participate in such issuance or distribution, at the same time and upon the same terms as a holder of Common Stock, as if such Holder held, for each $1,000 principal amount of Securities, a number of shares of Common Stock equal to the Conversion Rate in effect immediately prior to the Ex-Dividend Date.
(iv) If a transaction or event that constitutes a Fundamental Change or a Make-Whole Fundamental Change occurs, regardless of whether a Holder has the right to require the Company to purchase the Securities pursuant to Article XI hereof, or if the Company is a party to a consolidation, merger, binding share exchange, or sale, transfer or lease of all or substantially all of the Company’s assets, in each case, pursuant to which the Common Stock would be converted into cash, securities or other assets, Holders may surrender Securities for conversion at any time from or after the date which is 50 Scheduled Trading Days prior to the anticipated effective date of such transaction until 35 Trading Days after the actual effective date of such transaction (or, if such transaction also constitutes a Fundamental Change, until the related Fundamental Change Purchase Date). The Company shall notify Holders and the Trustee as promptly as practicable following the date the Company publicly announces such transaction, but in no event less than 50 Scheduled Trading Days prior to the anticipated effective date of such transaction.

(b) Securities may not be converted after the close of business on the second Scheduled Trading Day immediately preceding May 15, 2016.
SECTION 12.02. Conversion Procedures; Settlement Upon Procedure.
Subject to this Section 12.02, Section 12.05(b) and Section 12.06, upon conversion of any Security, the Company shall pay or deliver, as the case may be, to the converting Holder, in respect of each $1,000 principal amount of Securities being converted, cash (“Cash Settlement”), shares of Common Stock, together with cash, if applicable, in lieu of any fractional share of Common Stock in accordance with Section 12.02(n) (“Physical Settlement”) or a combination of cash and shares of Common Stock, together with cash, if applicable, in lieu of any fractional share of Common Stock in accordance with Section 12.02(n) (“Combination Settlement”), at its election, as set forth in this Section 12.02.
(a) All conversions occurring on or after November 15, 2015 shall be settled using the same Settlement Method.
(b) Prior to November 15, 2015, the Company shall use the same Settlement Method for all conversions occurring on the same Conversion Date, but the Company shall not have any obligation to use the same Settlement Method with respect to conversions that occur on different Trading Days.
(c) The Company shall from time to time make an election with respect to the Settlement Method it chooses to satisfy its Conversion Obligation (a “Settlement Election”). Each Settlement Election shall be effective until the Company provides a notice of a different Settlement Election (each such notice, a “Settlement Election Notice”), and such different Settlement Election becomes effective. As of the date of this Indenture, the Company has made a Settlement Election of Combination Settlement with a Specified Dollar Amount equal to $1,000. If the Company makes a different Settlement Election, the Company shall provide to all Holders, the Trustee and the Conversion Agent a Settlement Election Notice with respect to each Settlement Election specifying the newly chosen Settlement Method, the effective date of such Settlement Election (which cannot be earlier than the third Scheduled Trading Day following the delivery of such Settlement Election Notice) and in the case of Combination Settlement, the Specified Dollar Amount. If the Company makes a Settlement Election specifying Combination Settlement in respect of its Conversion Obligation but does not specify a Specified Dollar Amount in the notice of such Settlement Election, the Specified Dollar Amount shall be deemed to be equal to $1,000. The Company may not change the Settlement Election after November 15, 2015. Prior to such date, the Company shall have the right to irrevocably elect Combination Settlement with a Specified Dollar Amount of $1,000, by complying with the following sentence. Simultaneously with providing a Settlement Election Notice, the Company shall issue a press release containing the relevant information and make such information available on its website.

(d) The cash, shares of Common Stock or combination of cash and shares of Common Stock in respect of any conversion of Securities (the “Settlement Amount”) shall be computed as follows:
(i) if the Company elects Physical Settlement, the Company shall deliver to the converting Holder in respect of each $1,000 principal amount of Securities being converted a number of shares of Common Stock equal to the Conversion Rate in effect on the Conversion Date, together with cash in lieu of fractional shares as set forth in Section 12.02(n);
(ii) if the Company elects Cash Settlement, the Company shall pay to the converting Holder in respect of each $1,000 principal amount of Securities being converted cash in an amount equal to the sum of the Daily Conversion Values for each of the 40 consecutive Trading Days during the related Observation Period; and
(iii) if the Company elects (or is deemed to have elected) Combination Settlement, the Company shall pay or deliver, as the case may be, to the converting Holder in respect of each $1,000 principal amount of Securities being converted, a Settlement Amount equal to the sum of the Daily Settlement Amounts for each of the 40 consecutive Trading Days during the related Observation Period.
(e) The Daily Settlement Amounts (if applicable) and the Daily Conversion Values (if applicable) shall be determined by the Company promptly following the last day of the Observation Period. Promptly after such determination of the Daily Settlement Amounts or the Daily Conversion Values, as the case may be, and the amount of cash payable in lieu of any fractional share, the Company shall notify the Trustee and the Conversion Agent (if other than the Trustee) of the Daily Settlement Amounts or the Daily Conversion Values, as the case may be, and the amount of cash payable in lieu of fractional shares of Common Stock. The Trustee and the Conversion Agent (if other than the Trustee) shall have no responsibility for any such determination.
(f) Each Security shall be convertible at the office of the Conversion Agent and, if applicable, in accordance with the procedures of the Depositary.

(g) In order to exercise the conversion privilege with respect to any interest in a Global Security, the Holder must complete the appropriate instruction form for conversion pursuant to the Depositary’s book-entry conversion program, furnish appropriate endorsements and transfer documents if required by the Company or the Conversion Agent, and pay the funds, if any, required by Section 12.02(l) and any taxes or duties if required pursuant to Section 12.08, and the Conversion Agent must be informed of the conversion in accordance with the customary practice of the Depositary. In order to exercise the conversion privilege with respect to any Definitive Securities, the Holder of any such Securities to be converted, in whole or in part, shall:
(i) complete and manually sign the conversion notice provided on the back of the Security (the “Conversion Notice”) or a facsimile of the Conversion Notice;
(ii) deliver the Conversion Notice, which is irrevocable, and the Security to the Conversion Agent;
(iii) if required, furnish appropriate endorsements and transfer documents,
(iv) make any payment required under Section 12.02(e); and
(v) if required, pay all transfer or similar taxes as set forth in Section 12.08.
The date on which the Holder satisfies all of the applicable requirements set forth above is the Conversion Date (the “Conversion Date”). Except as set forth in Section 12.05 and Section 12.06, the Company shall pay or deliver, as the case may be, the consideration due in respect of any conversion of the Securities on the third Business Day immediately following the relevant Conversion Date, if the Company elects Physical Settlement, or on the third Business Day immediately following the last Trading Day of the Observation Period, in the case of any other Settlement Method. If any shares of Common Stock are due to converting Holders, the Company shall issue or cause to be issued, and deliver to the Conversion Agent or to such Holder, or such Holder’s nominee or nominees, certificates or a book-entry transfer through the Depositary for the full number of shares of Common Stock to which such Holder shall be entitled.
(h) Each Conversion Notice shall state the name or names (with address or addresses) in which any certificate or certificates for shares of Common Stock which shall be issuable on such conversion shall be issued. All such Securities surrendered for conversion shall, unless the shares issuable on conversion are to be issued in the same name as the registration of such Securities, be duly endorsed by, or be accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the Holder or his duly authorized attorney.
(i) In case any Securities of a denomination greater than $1,000 shall be surrendered for partial conversion, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of the Securities so surrendered, without charge, new Securities in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Securities.
(j) Upon the conversion of an interest in Global Securities, the Trustee (or other Conversion Agent appointed by the Company) shall make a notation on such Global Securities as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing of any conversions of Securities effected through any Conversion Agent other than the Trustee.

(k) Notwithstanding the foregoing, a Security in respect of which a Holder has delivered a Fundamental Change Purchase Notice exercising such Holder’s option to require the Company to purchase such Security may be converted only if such notice of exercise is withdrawn in accordance with Article XI hereof prior to the close of business on the Business Day prior to the relevant Fundamental Change Purchase Date.
(l) Upon conversion, a Holder shall not receive any separate cash payment for accrued and unpaid interest, if any, except as set forth below. The Company’s delivery to the Holder of cash or a combination of cash and Common Stock, if applicable, together with any cash payment for any fractional share of Common Stock, into which a Security is convertible shall be deemed to satisfy in full its obligation to pay the principal amount of the Security and accrued and unpaid interest, if any, to, but not including, the Conversion Date. As a result, accrued and unpaid interest, if any, to, but not including, the Conversion Date shall be deemed to be paid in full rather than cancelled, extinguished or forfeited. Upon a conversion of Securities into a combination of cash and shares of Common Stock, accrued and unpaid interest will be deemed to be paid first out of the cash paid upon such conversion. Notwithstanding the foregoing, if Securities are converted after the close of business on a Regular Record Date, Holders of such Securities as of the close of business on such Regular Record Date will receive the full amount of interest payable on such Securities on the corresponding Interest Payment Date notwithstanding the conversion. Securities surrendered for conversion during the period from the close of business on any Regular Record Date to the open of business on the immediately following Interest Payment Date must be accompanied by funds equal to the amount of interest payable on the Securities so converted; provided that no such payment shall be required (1) for conversions following the Regular Record Date immediately preceding May 15, 2016; (2) if the Company has specified a Fundamental Change Purchase Date that is after a Regular Record Date and on or prior to the corresponding Interest Payment Date; or (3) to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to such Security.
(m) The Person in whose name the certificate for any shares of Common Stock delivered upon conversion is registered shall be treated as a stockholder of record as of the close of business on the relevant Conversion Date (if the Company elects Physical Settlement) or the last Trading Day of the relevant Observation Period (if the Company elects Combination Settlement), as the case may be. Upon a conversion of Securities, such Person shall no longer be a Holder of such Securities surrendered for conversion.
(n) The Company shall not issue any fractional share of Common Stock upon conversion of the Securities and shall instead pay cash in lieu of any fractional share of Common Stock issuable upon conversion based on the Daily VWAP on the relevant Conversion Date (in the case of Physical Settlement) or based on the Daily VWAP on the last Trading Day of the relevant Observation Period (in the case of Combination Settlement). For each Security surrendered for conversion, if the Company has elected Combination Settlement, the full number of shares that shall be issued upon conversion thereof shall be computed on the basis of the aggregate Daily Settlement Amounts for the applicable Observation Period and any fractional shares remaining after such computation shall be paid in cash.

(o) Solely for purposes of determining the payments and deliveries due upon conversion under this Section 12.02, and notwithstanding the definition of “Trading Day” contained in Section 1.01, “Trading Day” means a day on which (i) there is no Market Disruption Event and (ii) trading in the Common Stock generally occurs on The NASDAQ Global Select Market or, if the Common Stock is not then listed on The NASDAQ Global Select Market, on the principal other U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded. If the Common Stock (or other security for which a Daily VWAP must be determined) is not so listed or traded, “Trading Day” means a Business Day.
SECTION 12.03. Adjustment of Conversion Rate. The Conversion Rate shall be adjusted from time to time by the Company if any of the following events occurs, except that the Company will not make any adjustment to the Conversion Rate if Holders of Securities participate at the same time and on the same terms as holders of Common Stock and solely, as a result of holding the Securities, in any of the transactions described under Section 12.03(a) (but only with respect to stock dividends or distributions), Section 12.03(b), Section 12.03(c), and Section 12.03(d), at the same time as holders of the Common Stock participate, without having to convert their Securities as if such Holders held a number of shares of Common Stock equal to (i) the Conversion Rate in effect for such Securities immediately prior to the Ex-Dividend Date for such event multiplied by (ii)(x) the principal amount of Securities held by such a Holder divided by (y) $1,000.
(a) If the Company exclusively issues shares of its Common Stock as a dividend or distribution on shares of Common Stock, or if the Company effects a share split or share combination, then the Conversion Rate shall be adjusted based on the following formula:
where

CR0	=	The Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date of such dividend or distribution, or immediately prior to the open of business on the effective date of such share split or share combination, as applicable;

CR1	=	The Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date or such effective date;

OS0	=	The number of shares of Common Stock outstanding immediately prior to the open of business on such Ex-Dividend Date or such effective date; and

OS1	=	The number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination.

Such adjustment shall become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution or the effective date for such share split or share combination. If any dividend or distribution of the type described in this Section 12.03(a) is declared but not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate which would then be in effect if such dividend or distribution had not been declared.
(b) If the Company issues to all or substantially all holders of the Common Stock any rights or warrants entitling them for a period of not more than 60 calendar days after the announcement date of such issuance to subscribe for or purchase shares of the Common Stock at a price per share less than the average of the Last Reported Sale Prices of Common Stock for the 10 consecutive Trading-Day period ending on the Trading Day immediately preceding the date of announcement of such issuance, the Conversion Rate shall be adjusted based on the following formula:
where

CR0	=	The Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such issuance;

CR1	=	The Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date;

OS0	=	The number of shares of Common Stock outstanding immediately prior to the open of business on such Ex-Dividend Date;

X	=	The total number of shares of Common Stock issuable pursuant to such rights or warrants; and

Y	=	The number of shares of Common Stock equal to the aggregate price payable to exercise such rights or warrants divided by the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the date of announcement of the issuance of such rights or warrants.
To the extent such rights or warrants are not exercised prior to their expiration or termination, the Conversion Rate shall be readjusted to the Conversion Rate that would be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of the delivery of only the number of shares of Common Stock actually delivered. In the event that such rights or warrants are not so issued, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if the date fixed for the determination of shareholders entitled to receive such rights or warrants had not been fixed. For the purposes of this Section 12.03(b), in determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than the average of the Last Reported Sale Prices of Common Stock for the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the date of announcement of such issuance, and in determining the aggregate exercise price payable for such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights or warrants and any amount payable on the exercise thereof, with the value of such consideration, if other than cash, as shall be determined in good faith by the Board of Directors.

(c) If the Company distributes shares of any class of Capital Stock of the Company, evidences of its indebtedness, other assets or property of the Company or rights or warrants to acquire the Company’s Capital Stock or other securities to all or substantially all holders of its Common Stock, excluding:
(i) dividends or distributions and rights or warrants as to which an adjustment was effected pursuant to Section 12.03(a) or Section 12.03(b);
(ii) dividends or distributions paid exclusively in cash; and
(iii) Spin-Offs to which the provisions set forth below in this Section 12.03(c) shall apply;
then the Conversion Rate shall be adjusted based on the following formula:
where

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such distribution;

CR1	=	the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date;

SP0	=	the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV	=	the fair market value (as determined by the Company’s Board of Directors) of the shares of Capital Stock, evidences of indebtedness, assets, property, rights or warrants distributed with respect to each outstanding share of the Common Stock on the Ex-Dividend Date for such distribution.
Such adjustment shall become effective immediately after the open of business on the Ex-Dividend Date for such distribution. If the Company’s Board of Directors determines the “FMV” (as defined above) of any distribution for purposes of this Section 12.03(c) by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the average of the Last Reported Sale Prices of the Common Stock. Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing adjustment, each Holder of Securities shall receive, in respect of each $1,000 principal amount of its Securities at the same time and upon the same terms as holders of the Common Stock, the amount and kind of securities, assets and other property such Holder would have received if such Holder owned on the relevant Record Date for such distribution a number of shares of Common Stock equal to the Conversion Rate in effect on such Record Date for the distribution of the securities or assets.

With respect to an adjustment pursuant to this Section 12.03(c) where there has been a payment of a dividend or other distribution on the Common Stock of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit and such dividend or distribution is listed for trading on a securities exchange (a “Spin-Off”), the Conversion Rate shall be increased based on the following formula:
where

CR0	=	the Conversion Rate in effect immediately prior to the end of the Valuation Period (as defined below);

CR1	=	the Conversion Rate in effect immediately after the end of the Valuation Period;

FMV0	=	the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of Common Stock applicable to one share of Common Stock (determined for purposes of the definition of Last Reported Sale Price as if such Capital Stock or similar equity interest were the Common Stock) over the first ten consecutive Trading Day period after, and including, the Ex-Dividend Date of the Spin-Off (the “Valuation Period”); and

MP0	=	the average of the Last Reported Sale Prices of Common Stock over the Valuation Period.
The adjustment to the Conversion Rate under the preceding paragraph will occur on the last day of the Valuation Period; provided, that in respect of any conversion during the Valuation Period, references above to ten Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed between the Ex-Dividend Date of such Spin-Off and the Conversion Date in determining the applicable Conversion Rate; provided further that if the Ex-Dividend Date for the Spin-Off is less than 10 consecutive Trading Days before, and including, the end of the Observation Period in respect of any conversion, references in this clause (c) related to Spin-Offs to 10 consecutive Trading Days shall be deemed replaced, for purposes of calculating the Daily Conversion Values or Daily Settlement Amounts in respect of that conversion, with such lesser numbers of Trading Days as have elapsed from, and including, the Ex-Dividend Date for such Spin-Off to, and including, the last Trading Day of such Observation Period.

(d) If the Company pays any cash dividend or distribution to all or substantially all holders of Common Stock, the Conversion Rate shall be adjusted based on the following formula:
where

CR0	=	The Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such dividend or distribution;

CR1	=	The Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for such dividend or distribution;

SP0	=	The Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and

C	=	The amount in cash per share the Company distributes to holders of the Common Stock
Such adjustment shall become effective immediately after the open of business on the Ex-Dividend Date for such distribution. Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing adjustment, each Holder of Securities shall receive, in respect of each $1,000 principal amount of its Securities at the same time and upon the same terms as holders of the Common Stock, the amount of the cash dividend or distribution such Holder would have received if such Holder owned on the relevant Record Date for such dividend or distribution a number of shares of Common Stock equal to the Conversion Rate in effect on such Record Date.
(e) If the Company or any of its Subsidiaries make a payment in respect of a tender offer or exchange offer for Common Stock, to the extent that the cash and value of any other consideration included in the payment per share of Common Stock exceeds the Last Reported Sale Price per share of Common Stock on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the Conversion Rate shall be increased based on the following formula:
where

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Trading Day next succeeding the date such tender or exchange offer expires;

CR1	=	the Conversion Rate in effect immediately after the open of business on the Trading Day next succeeding the date such tender or exchange offer expires;

AC	=	the aggregate value of all cash and any other consideration (as determined by the Company’s Board of Directors) paid or payable for shares purchased in such tender or exchange offer;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the date such tender or exchange offer expires;

OS1	=	the number of shares of Common Stock outstanding immediately after the date such tender or exchange offer expires (after giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer); and

SP1	=	the Last Reported Sale Price of the Common Stock on the Trading Day next succeeding the date such tender or exchange offer expires.

The adjustment to the Conversion Rate under this Section 12.03(e) will be determined immediately after the close of business on the Trading Day next succeeding the date such tender or exchange offer expires, but will be given effect immediately after the open of business on such Trading Day.
(f) Notwithstanding the above, certain listing standards of The NASDAQ Global Select Market may limit the amount by which the Company may increase the conversion rate pursuant to the events described in clauses (b) through (e), (g) and (h) in this Section. These standards generally require the Company to obtain the approval of its stockholders before entering into certain transactions that potentially result in the issuance of 20% or more of the Common Stock outstanding on the Issue Date unless the Company obtains stockholder approval of issuances in excess of such limitations. In accordance with these listing standards, these restrictions will apply at any time when the Securities are outstanding, regardless of whether the Company then has a class of securities listed on The NASDAQ Global Select Market. Accordingly, in the event of an increase in the Conversion Rate above that which would result in the Securities, in the aggregate, becoming convertible into shares in excess of such limitations, the Company shall, at its discretion, either obtain stockholder approval of such issuances or deliver cash in lieu of any shares otherwise deliverable upon conversions in excess of such limitations based on the daily VWAP on each Trading Day of the relevant Observation Period in respect of which, in lieu of delivering shares of Common Stock, the Company delivers cash pursuant to this Section 12.03(f).
(g) The Company from time to time may increase the Conversion Rate by any amount for any period of time of at least 20 Business Days, so long as the Company’s Board of Directors shall have made a determination that such increase would be in the best interests of the Company, which determination shall be conclusive. Whenever the Conversion Rate is increased pursuant to this Section 12.03(f), the Company shall mail to Holders of record of the Securities a notice of the increase at least one day prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.
(h) The Company may (but shall not be required to) increase the Conversion Rate, in addition to any adjustments pursuant to Section 12.03(a), 12.03(b), 12.03(c), 12.03(d), 12.03(e) or 12.03(f), if the Company’s Board of Directors considers such increase to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock in connection with a dividend or distribution of shares (or rights to acquire shares) or similar event.

(i) All calculations under this Article XII shall be made by the Company and shall be made to the nearest cent (including, in the case of any adjustment to the Conversion Rate, the resulting adjustment to the Conversion Price) or to the nearest one ten-thousandth of a share. No adjustment shall be required to be made for the Company’s issuance of Common Stock or any securities convertible into or exchangeable for shares of Common Stock or rights to purchase shares of Common Stock or such convertible or exchangeable securities, other than as provided in this Section 12.03 and in Section 12.05 hereof.
(j) Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly file with the Trustee and any Conversion Agent an Officers’ Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Responsible Officer of the Trustee shall have received such Officers’ Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume without inquiry that the last Conversion Rate of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Rate to each Holder of the Securities. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.
(k) For purposes of this Section 12.03, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company so long as the Company does not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company, but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.
(l) Notwithstanding anything in this Section 12.03 or any other provision in this Indenture or the Securities, if a Conversion Rate adjustment becomes effective on any Ex-Dividend Date, and a Holder that has converted its Securities on or after such Ex-Dividend Date and on or prior to the related Record Date would be treated as the record holder of the shares of Common Stock as of the related Conversion Date as described under Section 12.02(m) based on an adjusted Conversion Rate for such Ex-Dividend Date, then, notwithstanding the Conversion Rate adjustment provisions in this Section 12.03, the Conversion Rate adjustment relating to such Ex-Dividend Date shall not be made for such converting Holder. Instead, such Holder shall be treated as if such Holder were the record owner of the shares of Common Stock on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.
(m) Notwithstanding the foregoing, if the application of the foregoing formulas set forth in this Section 12.03 would result in a decrease in the Conversion Rate, no adjustment to the Conversion Rate shall be made (other than as a result of a share combination).

(n) Notwithstanding anything to the contrary in this Article XII, no adjustment to the Conversion Rate shall be made:
(i) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any plan;
(ii) upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of its Subsidiaries;
(iii) upon the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (ii) above and outstanding as of the Issue Date;
(iv) for a change in the par value of the Common Stock; or
(v) for accrued and unpaid interest on the Securities.
(o) The Company shall not be required to make an adjustment in the Conversion Rate unless the adjustment would require a change of at least 1% in the Conversion Rate. However, the Company will carry forward any adjustments that are less than 1% of the Conversion Rate and make such carried forward adjustment, regardless of whether the aggregate adjustment is less than 1%, (i) upon any Conversion Date for any Securities and (ii) on each Trading Day of any Observation Period.
SECTION 12.04. Certain Other Adjustments. Whenever a provision of this Indenture requires the calculation of Last Reported Sale Prices or Daily VWAP over a span of multiple days, the Board of Directors will make appropriate adjustments to such Last Reported Sale Prices or Daily VWAP, the Conversion Rate, or the amount due upon conversion to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date of the event occurs, at any time during the period from which such Last Reported Sale Prices or Daily VWAP are to be calculated.
SECTION 12.05. Adjustments Upon Certain Fundamental Changes. (a) If a Make-Whole Fundamental Change occurs and a Holder elects to convert its Securities in connection with such Make-Whole Fundamental Change, the Company shall, under certain circumstances, increase the Conversion Rate for the Securities so surrendered for conversion by a number of additional shares of Common Stock (the “Additional Shares”) as described below. A conversion of Securities shall be deemed for these purposes to be “in connection with” such Make-Whole Fundamental Change if the notice of conversion of the Securities is received by the Conversion Agent from, and including, the Effective Date of the Make-Whole Fundamental Change up to, and including, the Business Day immediately prior to the related Fundamental Change Purchase Date (or, in the case of an event that would have been a Fundamental Change but for the proviso in clause (2) of the definition thereof, the 35th Trading Day immediately following the Effective Date of such Make-Whole Fundamental Change).

(b) Upon surrender of Securities for conversion in connection with a Make-Whole Fundamental Change, the Company shall, at its option, satisfy the related Conversion Obligation by Physical Settlement, Cash Settlement or Combination Settlement in accordance with Section 12.02; provided, however, that if, at the effective time of a Make-Whole Fundamental Change, the Reference Property is comprised entirely of cash, then, for any conversion of Securities following the Effective Date of such Make-Whole Fundamental Change, the amounts deliverable by the Company shall be calculated based solely on the “Stock Price” (as defined below) for the Make-Whole Fundamental Change and shall be deemed to be an amount equal to the Conversion Rate (including any adjustment for Additional Shares) multiplied by such Stock Price. In such event, the amounts deliverable by the Company shall be determined and paid to holders in cash on the third Business Day following the Conversion Date.
(c) The number of Additional Shares, if any, by which the Conversion Rate will be increased will be determined by reference to the table attached as Schedule A hereto, based on the date on which the Make-Whole Fundamental Change occurs or becomes effective (the “Effective Date”) and the price (the “Stock Price”) paid (or deemed paid) per share of the Common Stock in the Fundamental Change. If the holders of the Common Stock receive only cash in a Make-Whole Fundamental Change described in clause (2) of the definition of Fundamental Change, the Stock Price shall be the cash amount paid per share. Otherwise, the Stock Price shall be the average of the Last Reported Sale Prices of the Common Stock over the ten Trading-Day period ending on, and including, the Trading Day immediately preceding the Effective Date of the Make-Whole Fundamental Change.
The exact Stock Prices and Effective Dates may not be set forth in the table in Schedule A, in which case:
(i) If the Stock Price is between two Stock Prices in the table or the Effective Date is between two Effective Dates in the table, the number of Additional Shares shall be determined by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Stock Prices and the earlier and later Effective Dates, as applicable, based on a 365-day year.
(ii) If the Stock Price is greater than $120.00 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table in Schedule A pursuant to subsection (d) below), no Additional Shares shall be added to the Conversion Rate.
(iii) If the Stock Price is less than $32.00 per share (subject to adjustments in the same manner as the Stock Prices set forth in the column headings of the table in Schedule A pursuant to subsection (d) below), no Additional Shares shall be added to the Conversion Rate.
Notwithstanding the foregoing, in no event shall the Conversion Rate exceed 31.2500 shares of Common Stock per $1,000 principal amount of Securities, subject to adjustments in the same manner as the Conversion Rate as set forth in Section 12.03.

(d) The Stock Prices set forth in the column headings of the table in Schedule A hereto shall be adjusted as of any date on which the Conversion Rate of the Securities is otherwise adjusted. The adjusted Stock Prices shall equal the Stock Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to such adjustment giving rise to the Stock Price adjustment and the denominator of which is the Conversion Rate as so adjusted. The number of Additional Shares set forth in such table shall be adjusted in the same manner as the Conversion Rate as set forth in Section 12.03.
(e) The Company shall notify the Holders of Securities of the Effective Date of any Make-Whole Fundamental Change and issue a press release announcing such Effective Date no later than five Business Days after such Effective Date.
SECTION 12.06. Effect of Recapitalization, Reclassification, Consolidation, Merger or Sale.
(a) If any of the following events occur:
(i) any recapitalization or reclassification of, or change in, the Common Stock (other than changes resulting from a subdivision or combination);
(ii) a consolidation, merger or combination involving the Company;
(iii) a sale, lease or other transfer to a third party of the consolidated assets of the Company and its Subsidiaries substantially as an entirety; or
(iv) any statutory share exchange;
in each case as a result of which the Common Stock would be converted into, or exchanged for, or would be reclassified or changed into, stock, other securities, other property or assets (including cash or any combination thereof) (any such event, a “Merger Event”), then at the effective time of such Merger Event, the Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture) providing that at and after the effective time of such Merger Event, the right to convert a Security will be changed into a right to convert such Security as set forth in this Indenture into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of Common Stock equal to the Conversion Rate prior to such Merger Event would have owned or been entitled to receive (the “Reference Property”, with each “unit of Reference Property” meaning the type and amount of Reference Property that a holder of one share of Common Stock is entitled to receive) upon such Merger Event; provided, however, (A) the Company shall continue to have the right to determine the form of consideration to be paid or delivered, as the case may be, upon conversion of Securities in accordance with Section 12.02 and (B) (I) any amount payable in cash upon conversion of the Securities in accordance with Section 12.02 shall continue to be payable in cash, (II) any shares of Common Stock that the Company would have been required to deliver upon conversion of the Securities in accordance with Section 12.02 shall instead be deliverable in the amount and type of Reference Property that a holder of that number of shares of Common Stock would have been entitled to receive in such Merger Event and (III) the Daily VWAP shall be calculated based on the value of a unit of Reference Property.

If, as a result of the Merger Event, each share of Common Stock is converted into the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), then (x) the Reference Property into which the Securities will be convertible will be deemed to be the weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make such an election, and (y) the unit of Reference Property for purposes of the foregoing sentence shall refer to the consideration referred to in clause (x) attributable to one share of Common Stock. If the holders receive only cash in such Merger Event, then for all conversions that occur after the effective date of such Merger Event (x) the consideration due upon conversion of each $1,000 principal amount of Securities shall be solely cash in an amount equal to the Conversion Rate in effect on the Conversion Date (as may be increased by any Additional Shares pursuant to Section 12.03), multiplied by the price paid per share of Common Stock in such Merger Event and (y) the Company shall satisfy the conversion obligation by paying cash to converting Holders on the third Business Day immediately following the Conversion Date. The Company shall notify Holders, the Trustee and the Conversion Agent (if other than the Trustee) of such weighted average as soon as practicable after such determination is made.
The Company shall not become a party to any such Merger Event unless its terms are consistent with this Section 12.06. Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article XII in the judgment of the Company’s Board of Directors or the Board of Directors of the successor Person. If, in the case of any such recapitalization, reclassification, change, consolidation, merger, combination, sale, lease, other transfer or statutory share exchange, the Reference Property receivable thereupon by a holder of Common Stock includes shares of stock, securities or other property or assets (including cash or any combination thereof) of a Person other than the successor or purchasing Person, as the case may be, in such reorganization, reclassification, change, consolidation, merger, combination, sale, lease, other transfer or statutory share exchange, then such supplemental indenture shall also be executed by such other Person. None of the foregoing provisions shall affect the right of a holder of Securities to convert its Securities into cash, shares of Common Stock or a combination of cash and shares of Common Stock, as applicable, as set forth in Section 12.01 and Section 12.02 prior to the effective date of such Merger Event
(b) The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Holder, at the address of such Holder as it appears on the register of the Securities maintained by the Registrar, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture. The above provisions of this Section 12.06 shall similarly apply to successive reclassifications, changes, consolidations, mergers, combinations, sales and conveyances. If this Section 12.06 applies to any Merger Event, Section 12.03 shall not apply.
SECTION 12.07. Shares to Be Fully Paid. The Company shall provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares of Common Stock to provide for conversion of the Securities from time to time as such Securities are presented for conversion (assuming that at the time of computation of such number of shares, all such Securities would be converted by a single Holder and that Physical Settlement is applicable).

SECTION 12.08. Taxes on Shares Issued. The Company will pay any documentary, stamp or similar issue or transfer tax due on the issue or delivery of shares of Common Stock on conversion of Securities pursuant hereto; provided, however, that if such documentary, stamp or similar issue or transfer tax is due because the Holder of such Securities has requested that shares of Common Stock be issued in a name other than that of the Holder of the Securities converted, then such taxes will be paid by the Holder, and the Company shall not be required to issue or deliver any stock certificate evidencing such shares unless and until the Holder shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.
SECTION 12.09. Reservation of Shares; Shares to be Fully Paid; Compliance With Governmental Requirements; Listing of Common Stock. The Company shall reserve, out of its authorized but unissued shares or shares held in treasury, sufficient shares of Common Stock to satisfy conversion of the Securities from time to time as such Securities are presented for conversion (assuming that, at the time of the computation of such number of shares or securities, all such Securities would be converted by a single Holder).
The Company covenants that all shares of Common Stock that may be issued upon conversion of Securities shall be newly issued shares or treasury shares, shall be duly authorized, validly issued, fully paid and non-assessable and shall be free from preemptive rights and free from any tax, lien or charge (other than those created by the Holder).
The Company shall list or cause to have quoted any shares of Common Stock to be issued upon conversion of Securities on each national securities exchange or over-the-counter or other domestic market on which the Common Stock is then listed or quoted.
SECTION 12.10. Responsibility of Trustee. The Trustee and any Conversion Agent shall not at any time be under any duty or responsibility to any Holder of Securities to determine or calculate the Conversion Rate, to determine whether any facts exist which may require any adjustment of the Conversion Rate, or to confirm the accuracy of any such adjustment when made or the appropriateness of the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock or of any other securities or property that may at any time be issued or delivered upon the conversion of any Securities; and the Trustee and the Conversion Agent make no representations with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Securities for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article XII. The rights, privileges, protections, immunities and benefits given to the Trustee, including without limitation its right to be compensated, reimbursed, and indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, including its capacity as Conversion Agent and if it is so appointed by the Company and accepts such appointment, as Bid Solicitation Agent.

Neither the Trustee nor any Conversion Agent shall be responsible for determining whether any event contemplated by Section 12.01 has occurred which makes the Securities eligible for conversion until the Company has delivered to the Trustee and any Conversion Agent an Officer’s Certificate stating that such event has occurred, on which Officer’s Certificate the Trustee and any such Conversion Agent may conclusively rely, and the Company agrees to deliver such Officer’s Certificate to the Trustee and any such Conversion Agent immediately after the occurrence of any such event.
SECTION 12.11. Notice to Holders Prior to Certain Actions. In case:
(a) the Company shall declare a dividend (or any other distribution) on its Common Stock that would require an adjustment in the Conversion Rate pursuant to Section 12.03; or
(b) the Company shall authorize the granting to the holders of all or substantially all of its Common Stock of rights or warrants to subscribe for or purchase any share of any class or any other rights or warrants that would require an adjustment in the Conversion Rate pursuant to Section 12.03 or Section 12.11 hereof; or
(c) of any reclassification or reorganization of the Common Stock of the Company (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale, lease or transfer of all or substantially all of the assets of the Company and its consolidated Subsidiaries; or
(d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company or any of its Subsidiaries;
then, in each case (unless notice of such event is otherwise required pursuant to another provision of this Indenture), the Company shall cause to be filed with the Trustee and the Conversion Agent and to be mailed to each Holder of Securities at such Holder’s address appearing on a list of Holders of Securities, which the Company shall provide to the Trustee, as promptly as practicable but in any event at least 10 days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend (or any other distribution) or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights or warrants are to be determined, or (y) the date on which such reclassification, reorganization, consolidation, merger, sale, lease, transfer, dissolution, liquidation or winding up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, reorganization, consolidation, merger, sale, transfer, dissolution, liquidation or winding up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend (or any other distribution), reclassification, reorganization, consolidation, merger, sale, transfer, dissolution, liquidation or winding up.

SECTION 12.12. Stockholder Rights Plan. Each share of Common Stock issued upon conversion of Securities pursuant to this Article XII shall be entitled to receive the appropriate number of rights, if any, and the certificates representing the Common Stock issued upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of any stockholder rights plan adopted by the Company, as the same may be amended from time to time. Notwithstanding the foregoing, if prior to any conversion such rights have separated from the shares of Common Stock in accordance with the provisions of the applicable stockholder rights agreement, the Conversion Rate shall be adjusted at the time of separation as if the Company had distributed to all holders of the Common Stock, shares of the Company’s Capital Stock, evidences of indebtedness, assets, property, rights or warrants as described in Section 12.03(c) above, subject to readjustment in the event of the expiration, termination or redemption of such right.
ARTICLE XIII
Guarantee of Securities
SECTION 13.01. Securities Guarantees
(a) Subject to the other provisions of this Article XIII, each Guarantor identified and made a party to this Indenture pursuant to Section 10.08 hereby jointly and severally, guarantees to each Holder of the Securities, and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Securities, the obligations of the Company hereunder or thereunder, that:
(i) the principal of, premium, if any, and interest on the Securities will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Securities, if any, if lawful, and all other obligations of the Company to the Holders of Securities, or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and
(ii) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.
(b) To the extent permissible under applicable law, the obligations of the Guarantors under this Securities Guarantee are unconditional, irrespective of the validity, regularity or enforceability of the Securities or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Securities with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. To the extent permitted by applicable law, each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that this Securities Guarantee will not be discharged except by complete performance of the obligations contained in the Securities and this Indenture.

(c) If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Securities Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.
(d) Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, to the extent permitted by applicable law, as between the Guarantors, on the one hand, and the Holders of Securities and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article V hereof for the purposes of this Securities Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article V hereof, such obligations (regardless of whether due and payable) will forthwith become due and payable by the Guarantors for the purpose of this Securities Guarantee. The Guarantors will have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Securities Guarantee.
SECTION 13.02. Limitation on Guarantor Liability. Each Guarantor, and by its acceptance of Securities, each Holder thereof, hereby confirms that it is the intention of all such parties that the Securities Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Securities Guarantee. To effectuate the foregoing intention, to the extent permitted under applicable law, the Trustee, the Holders and each Guarantor hereby irrevocably agree that the obligations of such Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article XIII, result in the obligations of such Guarantor under its Securities Guarantee not constituting a fraudulent transfer or conveyance.

SECTION 13.03. Execution and Delivery of Securities Guarantee Notation. To evidence its Securities Guarantee set forth in Section 13.01 hereof, each Guarantor hereby agrees that a notation of such Securities Guarantee substantially in the form set forth in Section 2.01 will be endorsed by an officer of such Guarantor on each Security authenticated and delivered by the Trustee and that this Indenture will be executed on behalf of such Guarantor by one of its officers.
Each Guarantor hereby agrees that its Securities Guarantee set forth in Section 13.01 hereof will remain in full force and effect notwithstanding any failure to endorse on each Security a notation of such Securities Guarantee.
If an officer whose signature is on this Indenture or on the Securities Guarantee no longer holds that office at the time the Trustee authenticates the Security on which a Securities Guarantee is endorsed, the Securities Guarantee will be valid nevertheless.
The delivery of any Security by the Trustee, after the authentication thereof hereunder, will constitute due delivery of the Securities Guarantee of such Security set forth in this Indenture on behalf of the Guarantors.

This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

PETROLEUM DEVELOPMENT CORPORATION
By:	/s/ Daniel W. Amidon
	Name:	Daniel W. Amidon
	Title:	General Counsel and Secretary

THE BANK OF NEW YORK MELLON, as Trustee
By:	/s/ Beata Harvin
	Name:	Beata Harvin
	Title:	Vice President

SCHEDULE A
The following table sets forth the amount, if any, by which the Conversion Rate per $1,000 principal amount of Securities will increase pursuant to Section 12.05 of this Indenture for each Stock Price and Effective Date set forth below:

	Stock Price
Effective date	$32.00	$35.00	$40.00	$45.00	$50.00	$60.00	$70.00	$80.00	$90.00	$100.00	$110.00	$120.00
November 23, 2010	7.6651	6.4354	4.9445	3.9134	3.1753	2.2177	1.6434	1.2697	1.0104	0.8210	0.6769	0.5639
May 15, 2011	7.6651	6.4240	4.8783	3.8200	3.0700	2.1115	1.5483	1.1882	0.9417	0.7634	0.6288	0.5235
May 15, 2012	7.6651	6.3502	4.6851	3.5682	2.7960	1.8460	1.3166	0.9935	0.7803	0.6300	0.5183	0.4318
May 15, 2013	7.6651	6.1751	4.3694	3.1914	2.4043	1.4882	1.0174	0.7502	0.5835	0.4701	0.3875	0.3240
May 15, 2014	7.6651	5.8486	3.8662	2.6251	1.8405	1.0102	0.6421	0.4595	0.3557	0.2886	0.2403	0.2030
May 15, 2015	7.6651	5.3228	3.0528	1.7355	0.9994	0.3846	0.2056	0.1449	0.1161	0.0972	0.0827	0.0707
May 15, 2016	7.6651	4.9558	1.4194	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

APPENDIX
PROVISIONS RELATING TO SECURITIES
1. Definitions
1.1 Definitions
For the purposes of this Appendix the following terms shall have the meanings indicated below:
“Definitive Security” means a certificated Security that does not include the Global Securities Legend.
“Global Securities Legend” means the legend set forth under that caption in Exhibit A to this Indenture.
“Securities Custodian” means the custodian with respect to a Global Security (as appointed by the Depositary) or any successor person thereto, who shall initially be the Trustee.
1.2 Other Definitions

Term:	Defined in Section:

“Agent Members”	2.1	(c)
“Global Security”	2.1	(b)
2. The Securities
2.1 Form and Dating.
(a) Global Securities. The Securities shall be issued initially in the form of one or more global Securities in definitive, fully registered form (each, a “Global Security”) without interest coupons and bearing the Global Securities Legend, which shall be deposited on behalf of the Holders of the Securities represented thereby with the Securities Custodian, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as provided in this Indenture. The aggregate principal amount of any Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee and on the schedules thereto as hereinafter provided.
(b) Book-Entry Provisions. This Section 2.1(b) shall apply only to a Global Security deposited with or on behalf of the Depositary.
The Company shall execute and the Trustee shall, in accordance with this Section 2.1(b) and Section 2.2 and pursuant to an order of the Company signed by one officer of the Company, authenticate and deliver initially one or more Global Securities that (i) shall be registered in the name of the Depositary for such Global Security or Global Securities or the nominee of such Depositary and (ii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary’s instructions or held by the Trustee as Securities Custodian.

Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary or by the Trustee as Securities Custodian or under such Global Security, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Security.
(c) Definitive Securities. Except as provided in Section 2.3 or 2.4, owners of beneficial interests in Global Securities will not be entitled to receive physical delivery of certificated Securities.
2.2 Authentication. The Trustee shall authenticate and make available for delivery upon a written order of the Company signed by one Officer of the Company (a) Securities for original issue on the date hereof in an aggregate principal amount of $115,000,000 and (b) subject to the terms of this Indenture, Additional Securities in an unlimited aggregate principal amount. Such order shall specify the amount of the Securities to be authenticated, the date on which the original issue of Securities is to be authenticated and, in the case of an issuance of Additional Securities pursuant to Section 3.13 of this Indenture after the Issue Date, shall certify that such issuance is in compliance with this Indenture.
2.3 Transfer and Exchange.
(a) Transfer and Exchange of Definitive Securities. When Definitive Securities are presented to the Security Registrar with a request:
(i) to register the transfer of such Definitive Securities; or
(ii) to exchange such Definitive Securities for an equal principal amount of Definitive Securities of other authorized denominations, the Security Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Securities surrendered for transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Security Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

A-2

(b) Restrictions on Transfer of a Definitive Security for a Beneficial Interest in a Global Security. A Definitive Security may not be exchanged for a beneficial interest in a Global Security except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Security, duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Security Registrar, together with written instructions directing the Trustee to make, or to direct the Securities Custodian to make, an adjustment on its books and records with respect to the applicable Global Security to reflect an increase in the aggregate principal amount of the Securities represented by such Global Security, such instructions to contain information regarding the Depositary account to be credited with such increase, then the Trustee shall cancel such Definitive Security and cause, or direct the Securities Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Securities Custodian, the aggregate principal amount of Securities represented by such Global Security to be increased by the aggregate principal amount of the Definitive Security to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in such Global Security equal to the principal amount of the Definitive Security so canceled. If no applicable Global Securities are then outstanding and the applicable Global Security has not been previously exchanged for certificated securities pursuant to Section 2.4, the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of an Officer’s Certificate, a new applicable Global Security in the appropriate principal amount.
(c) Transfer and Exchange of Global Securities.
(i) The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depositary, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depositary therefor. A transferor of a beneficial interest in a Global Security shall deliver a written order given in accordance with the Depositary’s procedures containing information regarding the participant account of the Depositary to be credited with a beneficial interest in such Global Security or another Global Security and such account shall be credited in accordance with such order with a beneficial interest in the applicable Global Security and the account of the Person making the transfer shall be debited by an amount equal to the beneficial interest in the Global Security being transferred.
(ii) If the proposed transfer is a transfer of a beneficial interest in one Global Security to a beneficial interest in another Global Security, the Security Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Security to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Security Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of Global Security from which such interest is being transferred.
(iii) Notwithstanding any other provisions of this Appendix (other than the provisions set forth in Section 2.4), a Global Security may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

A-3

(d) Cancelation or Adjustment of Global Security. At such time as all beneficial interests in a Global Security have either been exchanged for Definitive Securities, transferred, redeemed, repurchased or canceled, such Global Security shall be returned by the Depositary to the Trustee for cancelation or retained and canceled by the Trustee. At any time prior to such cancelation, if any beneficial interest in a Global Security is exchanged for Definitive Securities, transferred in exchange for an interest in another Global Security, redeemed, repurchased or canceled, the principal amount of Securities represented by such Global Security shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Securities Custodian for such Global Security) with respect to such Global Security, by the Trustee or the Securities Custodian, to reflect such reduction.
(e) Obligations with Respect to Transfers and Exchanges of Securities.
(i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate, Definitive Securities and Global Securities at the Security Registrar’s request.
(ii) No service charge shall be made for any registration of transfer or exchange of Securities except as provided in Section 3.06 of this Indenture, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 3.04, 9.06, 11.06 or 12.02(i) of this Indenture, and in any such case not involving any transfer.
(iii) Prior to the due presentation for registration of transfer of any Security, the Company, the Trustee, the Paying Agent or the Security Registrar may deem and treat the person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, the Trustee, the Paying Agent or the Security Registrar shall be affected by notice to the contrary.
(iv) All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

A-4

(f) No Obligation of the Trustee.
(i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in the Depositary or any other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any Fundamental Change Company Notice) or the payment of any amount, under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to Holders under the Securities shall be given or made only to the registered Holders (which shall be the Depositary or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.
(ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depositary participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.
2.4 Definitive Securities
(a) A Global Security deposited with the Depositary or with the Trustee as Securities Custodian pursuant to Section 2.1 shall be transferred to the beneficial owners thereof in the form of Definitive Securities in an aggregate principal amount equal to the principal amount of such Global Security, in exchange for such Global Security, only if such transfer complies with Section 2.3 and (i) the Depositary notifies the Company that it is unwilling or unable to continue as a Depositary for such Global Security or if at any time the Depositary ceases to be a “clearing agency” registered under the Exchange Act, and a successor depositary is not appointed by the Company within 60 days of such notice or after the Company becomes aware of such cessation or (ii) an Event of Default has occurred and is continuing.
(b) Any Global Security that is transferable to the beneficial owners thereof pursuant to this Section 2.4 shall be surrendered by the Depositary to the Trustee, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Security, an equal aggregate principal amount of Definitive Securities of authorized denominations. Any portion of a Global Security transferred pursuant to this Section shall be executed, authenticated and delivered only in denominations of $1,000 and any integral multiple thereof and registered in such names as the Depositary shall direct.
(c) Subject to the provisions of Section 2.4(b), the registered Holder of a Global Security may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.
(d) In the event of the occurrence of any of the events specified in Section 2.4(a)(i), (ii) or (iii), the Company will promptly make available to the Trustee a reasonable supply of Definitive Securities in fully registered form without interest coupons.

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EXHIBIT A
[FORM OF SECURITY]
[Global Securities Legend]
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.
[INCLUDE FOLLOWING LEGEND IF A RESTRICTED SECURITY]
[THIS SECURITY AND THE COMMON STOCK, IF ANY, ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:
(1) REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND
(2) AGREES FOR THE BENEFIT OF THE COMPANY THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE HEREOF OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO, AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:
(A) TO PETROLEUM DEVELOPMENT CORPORATION (THE “COMPANY”) OR ANY SUBSIDIARY THEREOF, OR
(B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR

(C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR
(D) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.
PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(D) ABOVE, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]
Petroleum Development Corporation

3.25% Convertible Senior Note due 2016

No.	$
CUSIP No.:
ISIN No.:
Petroleum Development Corporation, a corporation duly organized and existing under the laws of the State of Nevada (herein called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, $                     (                     DOLLARS) or such other amount shown on the Schedule of Increases or Decreases attached hereto on November 15, 2015 and to pay interest thereon from November 23, 2010 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semiannually in arrears on May 15 and November 15 in each year, commencing May 15, 2011 at the rate of 3.25% per annum, until the principal hereof is paid or duly provided for; provided, however, that any principal and premium, and any such installment of interest, which is overdue shall bear interest at the rate borne by the Securities plus one percent per annum (to the extent that the payment of such interest shall be legally enforceable), from the dates such amounts are due until they are paid or duly provided for. Additional Interest shall be payable as set forth in Section 5.16, Section 10.07(b) or Section 10.07(c) of the Indenture, and any reference to interest on, or in respect of, any Security shall be deemed to include Additional Interest if, in such context, Additional Interest is, was or would be payable pursuant to Section 5.16, Section 10.07(b) or Section 10.07(c) and any express mention of the payment of Additional Interest in any provision therein shall not be construed as excluding Additional Interest in those provisions thereof where such express mention is not made. The interest so payable and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the May 1 and November 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of securities not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.
The Company shall pay the principal of and interest on any Global Security in immediately available funds to the Depositary or its nominee, as the case may be, as the registered Holder of such Global Security. The Company shall pay the principal of any Definitive Security at the office or agency designated by the Company for that purpose. The Company has initially designated the Trustee as its Paying Agent and Security Registrar in respect of the Securities and its agency in New York, New York as a place where Securities may be presented for payment or for registration of transfer. The Company may, however, change the Paying Agent or Security Registrar for the Securities without prior notice to the Holders thereof and the Company may act as Paying Agent or Security Registrar for the Securities. Interest on any Definitive Securities will be payable (i) to Holders of Definitive Securities having an aggregate principal amount of Securities of $2,000,000 or less, by check mailed to the Holders of such Securities at their address in the Security Register and (ii) to Holders having an aggregate principal amount of Definitive Securities in excess of $2,000,000, by either check mailed to each Holder at its address in the Security Register or, upon application by a Holder to the Registrar not later than the relevant Regular Record Date, by wire transfer in immediately available funds to that Holder’s account within the United States, which application shall remain in effect until that Holder notifies, in writing, the Registrar to the contrary.
Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, including, without limitation, provisions giving the Holder of this Security the right to convert this Security into cash, shares of Common Stock or a combination of cash and shares of Common Stock, as applicable, on the terms and subject to the limitations set forth in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place
Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this Security to be duly executed.

PETROLEUM DEVELOPMENT CORPORATION

By:
Name:
Title:

Attest:

Name:
Title:
TRUSTEE’S CERTIFICATE OF AUTHENTICATION
This is one of the Securities referred to in the within-mentioned Indenture.
Dated:
THE BANK OF NEW YORK MELLON, AS TRUSTEE
By:
Authorized Signatory
[Each of the Guarantors (which term includes any successor Person in such capacity under the Indenture), has fully, unconditionally and absolutely guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture, the due and punctual payment of the principal of, and premium, if any, and interest on the Securities of this series and all other amounts due and payable under the Indenture and the Securities of this series by the Company.

The obligations of the Guarantors to the Holders of Securities and to the Trustee pursuant to the Securities Guarantee and the Indenture are expressly set forth in Article XIII of the Indenture and reference is hereby made to the Indenture for the precise terms of the Securities Guarantee.]

[NAME OF GUARANTOR]
By:
Name:
Title:

FORM OF REVERSE OF SECURITY
This Security is one of a duly authorized issue of Securities of the Company designated as 3.25% Convertible Senior Notes due 2016 (herein called the “Securities”), limited in aggregate principal amount on the Issue Date to $115,000,000 issued and to be issued under an Indenture, dated as of November 23, 2010 (herein called the “Indenture,” which term shall have the meaning assigned to it in such instrument), among the Company and The Bank of New York Mellon, as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. The Company shall be entitled, subject to its compliance with the terms of the Indenture, to issue Additional Securities pursuant to Section 3.13 of the Indenture. The Securities include the Securities issued on the Issue Date and any Additional Securities. The Securities issued on the Issue Date and any Additional Securities are treated as a single class of securities under the Indenture.
This Security is not redeemable at the election of the Company prior to the Stated Maturity.
Upon the occurrence of a Fundamental Change, the Holder has the right, at such Holder’s option, to require the Company to repurchase all of such Holder’s Securities or any portion thereof (in principal amounts of $1,000 or integral multiples thereof) on the Fundamental Change Purchase Date at a price equal to the Fundamental Change Purchase Price.
As provided in and subject to the provisions of the Indenture, the Holder hereof has the right, at its option, during certain periods and upon the occurrence of certain conditions specified in the Indenture, prior to the close of business on the Scheduled Trading Day immediately preceding November 15, 2015, to convert this Security or a portion thereof that is $1,000 or an integral multiple thereof, into cash, shares of Common Stock or a combination thereof, as applicable, at the applicable Conversion Rate specified in the Indenture, as adjusted from time to time as provided in the Indenture.
As provided in and subject to the provisions of the Indenture, the Company shall deposit with the Paying Agent or Trustee, as applicable, in immediately available funds money sufficient to pay the Fundamental Change Purchase Price and the principal amount on the Stated Maturity thereof, as the case may be, to the Holder who surrenders a Security to the Paying Agent to collect such payments in respect of the Security.
If an Event of Default shall occur and be continuing, there may be declared due and payable the principal of, premium, if any, and accrued and unpaid interest, if any, on all of the outstanding Securities, in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities at the time Outstanding, on behalf of the Holders of all the Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.
As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities, the Holders of not less than 25% in principal amount of the Securities at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee indemnity reasonably satisfactory to the Trustee and the Trustee shall not have received from the Holders of a majority in aggregate principal amount of Securities at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding for 45 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to certain suits described in the Indenture, including any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.
No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.
As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.
This Security is issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities are exchangeable for a like aggregate principal amount of Securities of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.
No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.
Interest on this Security shall be computed on the basis of a 360-day year comprised of twelve 30-day months.
All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.
The Indenture and this Security shall be governed by the laws of the State of New York.

ASSIGNMENT FORM
To assign this Security, fill in the form below:
I or we assign and transfer this Security to
(Print or type assignee’s name, address and zip code)
(Insert assignee’s soc. sec. or tax I.D. No.)
and irrevocably appoint                      agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.
Date: Your Signature:
Sign exactly as your name appears on the other side of this Security.

TO BE ATTACHED TO GLOBAL SECURITIES SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY
The initial principal amount of this Global Security is $115,000,000. The following increases or decreases in this Global Security have been made:

Principal amount of this
	Amount of decrease in	Amount of increase in	Global Security	Signature of authorized
Date of	Principal Amount of	Principal Amount of this	following such decrease	signatory of Trustee
Exchange	this Global Security	Global Security	or increase	or Securities Custodian

EXHIBIT B
[FORM OF NOTICE OF CONVERSION]
To: Petroleum Development Corporation
The undersigned registered Holder of this Security hereby irrevocably exercises the option to convert this Security, or a portion hereof (which is $1,000 or an integral multiple hereof) below designated, into cash, shares of Common Stock or a combination of cash and shares of Common Stock, as applicable, and directs that cash payable and any shares of Common Stock issuable and deliverable upon conversion, together with any check in payment for fractional shares of Common Stock, and any Securities representing any unconverted principal amount hereof, be paid or issued and delivered, as the case may be, to the registered Holder hereof unless a different name has been indicated below. Subject to certain exceptions set forth in the Indenture, if this notice is being delivered on a date after the close of business on a Regular Record Date and prior to the opening of business on the related Interest Payment Date, this notice is accompanied by payment of an amount equal to the interest payable on such Interest Payment Date of the principal of this Security to be converted. If any shares of Common Stock or any portion of this Security not converted are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect hereto. Any amount required to be paid by the undersigned on account of interest accompanies this Security.
Principal amount to be converted (in an integral multiple of $1,000, if less than all):
Signature(s)
Signature(s) must be guaranteed by an institution which is a member of one of the following recognized signature Guarantee Programs:
[(i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP) or (iv) another guarantee program acceptable to the Trustee.]
Signature Guarantee

B-1

Fill in for registration of any shares of Common Stock and Securities if to be issued otherwise than to the registered Holder.
(Name)
(Address)
Please print Name and Address
(including zip code number)
Social Security or other Taxpayer
Identifying Number

B-2

EXHIBIT C
[FORM OF FUNDAMENTAL CHANGE PURCHASE NOTICE]
To: Petroleum Development Corporation
The undersigned registered owner of this Security hereby acknowledges receipt of a notice from Petroleum Development Corporation (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and specifying the Fundamental Change Purchase Date and requests and instructs the Company to repay to the registered holder hereof in accordance with the applicable provisions of this Security and the Indenture referred to in this Security (1) the entire principal amount of this Security, or the portion thereof (that is $1,000 principal amount or an integral multiple thereof) below designated, and (2) if such Fundamental Change Purchase Date does not fall during the period after a Regular Record Date and on or prior to the corresponding Interest Payment Date, accrued and unpaid interest thereon to, but excluding, such Fundamental Change Purchase Date.
In the case of certificated Securities, the certificate numbers of the Securities to be repurchased are as set forth below:
Dated:

Signature(s)

Social Security or Other Taxpayer Identification Number

Principal amount to be repaid (if less than all):
$ , 000

NOTICE: The signature on the Fundamental Change Purchase Notice must correspond with the name as written upon the face of the Security in every particular without alteration or enlargement or any change whatever.

C-1

EXHIBIT D
[FORM OF SUPPLEMENTAL INDENTURE
TO BE DELIVERED BY SUBSEQUENT GUARANTORS]
SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of                     , 201___, among                      (the “Guaranteeing Subsidiary”), a subsidiary of Petroleum Development Corporation, a Nevada corporation (or its permitted successor, the “Company”), the Company, the existing Guarantors (as defined in the Indenture referred to herein), if any, and The Bank of New York Mellon, a New York banking corporation, as trustee under the Indenture referred to below (or its permitted successor, the “Trustee”).
W I T N E S S E T H
WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture, dated as of November 23, 2010, by and between the Company and the Trustee (the “Indenture”), providing for the issuance of the Company’s 3.25% Convertible Senior Notes due 2016 (the “Notes”).
WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall become a Guarantor (as defined in the Indenture); and
WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary, the Company, the other Guarantors (if any) and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
2. Agreement to Guarantee. The Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Indenture including but not limited to Article XIII thereof.
3. Execution and Delivery. The Subsidiary Guarantees shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Subsidiary Guarantee.

D-1

4. No Recourse Against Others. No past, present or future director, officer, employee, incorporator, member, partner or stockholder of the Guaranteeing Subsidiary, as such, shall have any liability for any obligations of the Company or any Guaranteeing Subsidiary under the Notes, any Subsidiary Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.
5. New York Law to Govern. THE LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE AND ENFORCE THIS SUPPLEMENTAL INDENTURE.
6. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
7. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.
8. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.

D-2

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.
Dated:                     , 20__

[GUARANTEEING SUBSIDIARY]
By:
Name:
Title:

[COMPANY]
By:
Name:
Title:

[EXISTING GUARANTORS, IF ANY]
By:
Name:
Title:

[TRUSTEE], as Trustee
By:
Authorized Signatory

D-3